UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

PELOTON INTERACTIVE, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PELOTON 2020 PROXY STATEMENT

OUR mission peloton uses technology and design to connect the world through fitness, empowering people to be the best version of themselves anywhere, anytime. Our values put members first operate with a bias for action empower teams of smart creatives together we go far

PELOTON INTERACTIVE, INC. LETTER TO SHAREHOLDERS October 22, 2020

“YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE, OR BY MAIL.”

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Peloton Interactive, Inc., which is our first annual meeting of stockholders as a public company and which will be held virtually at www.virtualshareholdermeeting.com/PTON2020 on Wednesday, December 9, 2020 at 5:00 p.m. Eastern Time. Due to COVID-19, the Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report, and proxy card.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.

Sincerely,

JOHN FOLEY

Chairman of the Board of Directors

and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, DECEMBER 9, 2020. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/PTON2020.

PELOTON INTERACTIVE, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PELOTON INTERACTIVE, INC. 125 West 25th Street, 11th Floor New York, New York 10001
TIME AND DATE:	Wednesday, December 9, 2020 at 5:00 p.m. Eastern Time

PLACE:	You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Peloton Interactive, Inc., which will be held virtually at www.virtualshareholdermeeting.com/PTON2020. Due to COVID-19, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

ITEMS OF BUSINESS:	1.	Elect three Class I directors of Peloton Interactive, Inc., each to serve a three-year term expiring at the 2023 annual meeting of stockholders and until such director’s successor is duly elected and qualified.

	2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021.

	3.	Select, on a non-binding advisory basis, whether future advisory votes on the compensation paid by us to our named executive officers should be held every one, two, or three years.

	4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE:	Only stockholders of record at the close of business on October 12, 2020 are entitled to notice of, and to attend and vote at, the meeting and any adjournments thereof.

PROXY VOTING:	Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents twenty votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.onepeloton.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, through its website at www.astfinancial.com, by phone at (800) 937-5449, or by e-mail at help@astfinancial.com.

This notice of the Annual Meeting, proxy statement, and form of proxy are being distributed and made available on or about October 22, 2020.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

By Order of the Board of Directors,

HISAO KUSHI
Chief Legal Officer and Secretary
New York, New York
October 22, 2020

PELOTON INTERACTIVE, INC. TABLE OF CONTENTS

PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY	2

INFORMATION ABOUT SOLICITATION AND VOTING	6

INTERNET AVAILABILITY OF PROXY MATERIALS	6

GENERAL INFORMATION ABOUT THE MEETING	6

PELOTON INTERACTIVE, INC. PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

References in this Proxy Statement to (i) “we,” “us,” “our,” “ours,” “PTON,” and the “company” refer to Peloton Interactive, Inc. and its consolidated subsidiaries and (ii) “stockholders” refers to holders of our Class A common stock and Class B common stock unless the context requires otherwise.

MEETING INFORMATION Your vote is important. Please submit your proxy as soon as possible (see “Voting Instructions; Voting of Proxies” on pages 8 - 9 for voting instructions).
MEETING DATE	RECORD DATE	MEETING TIME	VIRTUAL MEETING ONLY
Wednesday, December 9, 2020	October 12, 2020	5:00 p.m. (EST)	www.virtualshareholdermeeting.com/PTON2020 using your 16-digit control number

VOTING METHODS

You may vote in advance of the virtual meeting using one of these voting methods:

VIA THE INTERNET www.proxyvote.com	CALL TOLL FREE Follow instructions shown on proxy card	MAIL SIGNED PROXY CARD Vote Processing, c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717

VOTING AGENDA / VOTING MATTERS

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

PROPOSAL 1	The election of the Class I directors named in this Proxy Statement	For All Nominees	19

PROPOSAL 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021	For	28

PROPOSAL 3	To hold future non-binding advisory votes on the compensation of our named executive officers every “THREE YEARS”	For Every Three Years	31

ABOUT US

WHO WE ARE

We are the largest interactive fitness platform in the world with a loyal community of over 3.1 million Members as of June 30, 2020. We pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes to our Members anytime, anywhere. We make fitness entertaining, approachable, effective, and convenient, while fostering social connections that encourage our Members to be the best versions of themselves.

We are an innovation company at the nexus of fitness, technology, and media. We have disrupted the fitness industry by developing a first-of-its-kind subscription platform that seamlessly combines the best equipment, proprietary networked software, and world-class streaming digital fitness and wellness content, creating a product that our Members love.

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Driven by our Members-first mindset, we built a vertically integrated platform that ensures a best-in-class, end-to-end experience. We have a direct-to-consumer multi-channel sales platform, including 95 showrooms as of June 30, 2020, with knowledgeable sales specialists, a high-touch delivery service, and helpful Member support teams.

Our world-class instructors teach classes across a variety of fitness and wellness disciplines,

including indoor cycling, indoor/outdoor running and walking, bootcamp, yoga, strength training, stretching, and meditation. We produce hundreds of original programs per month and maintain a vast and constantly updated library of thousands of original fitness and wellness programs. We make it easy for Members to find a class that fits their interests based on class type, instructor, music genre, length, available equipment, area of physical focus, and level of difficulty.

BOARD DIRECTORS AND NOMINEES

2020 PROXY STATEMENT	|	3

OUR STRATEGY

When we first went public in September 2019, we laid out a strategy that has remained consistent:

•	Continuously improve Member experience by launching new products, evolving our interactive software platform, and producing new content;
•	Invest in our brand and product awareness in both the United States and in other geographies;
•	Invest in technology and infrastructure to extend our leadership in connected fitness, increase our value proposition, and support our growth;
•	Further enhance our community to allow our Members to connect and communicate with each other on our platform;
•	Pursue disciplined international expansion into new geographies; and
•	Drive efficiencies through fixed cost leverage.

OUR POINTS OF DIFFERENTIATION

We differentiate ourselves from our peers and competitors in several ways:

•	Peloton is a category-defining brand with broad appeal — we pioneered connected, technology-enabled fitness.
•	By making fitness fun and motivating, we help our Members achieve their personal goals with engaging-to-the-point-of addictive fitness experiences that drive high retention.
•	We have built a vertically integrated platform that is difficult to replicate. To create the best platform, we designed our own products, developed our own interactive software, and created our own high production value fitness and wellness programming; have developed our own customer education, purchase and delivery, and services platform; sell our Connected Fitness Products exclusively through our inside sales and showroom associates as well as our e-commerce site; and ensure that new Members are immediately set up and ready to work out on their new Connected Fitness Products through the use of our high-touch delivery teams.
•	We have a compelling financial model — our financial profile is characterized by high growth, strong subscription retention, recurring revenue, margin expansion, and efficient customer acquisition.
•	We have a passionate, founder-led team.

CORPORATE SOCIAL RESPONSIBILITY HIGHLIGHTS

Our culture is shaped by four primary values:

•	Put Members First,
•	Operate with a Bias for Action,
•	Empower Teams of Smart Creatives, and
•	Together We Go Far.

To foster these values, we have committed to promote our “One Peloton” culture, including through the Peloton Pledge, our commitment to equal pay, numerous social impact initiatives, employee resource groups, heritage month celebrations, and comprehensive benefits, perks, and team member offerings. See pages 15 - 17 for more detail on our culture and these commitments and initiatives.

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GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•	Majority of directors are independent (6 out of 8 current directors)

•	Board leadership structure where a Lead Independent Director is elected annually and has well-defined rights and responsibilities, separate from the Chairman of the Board

•	All Board committees are composed of independent directors

•	Board is focused on enhancing diversity and refreshment

•	Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas

•	Our nominating, governance, and corporate responsibility committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters

•	Independent directors conduct regular executive sessions

•	Directors maintain open communication and strong working relationships among themselves and have regular access to management

•	Directors conduct a robust annual Board and committee self-assessment process

•	Board has related party transaction standards for any direct or indirect involvement of a director in the company’s business activities

2020 PROXY STATEMENT	|	5

PELOTON INTERACTIVE, INC. PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

PELOTON INTERACTIVE, INC.

125 West 25th Street, 11th Floor

New York, New York 10001

October 22, 2020

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Peloton Interactive, Inc. for use at our 2020 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/PTON2020 on Wednesday, December 9, 2020 at 5:00 p.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about October 22, 2020. An annual report for the fiscal year ended June 30, 2020 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to Peloton Interactive, Inc. as “Peloton,” “we,” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING

PURPOSE OF THE ANNUAL MEETING

You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

RECORD DATE; QUORUM

Only holders of record of our Class A common stock and Class B common stock at the close of business on October 12, 2020, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 254,874,986 shares of Class A common stock and 36,284,586 shares of Class B common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 1,878,479

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                    PROXY STATEMENT FOR THE 2020 ANNUAL MEETING

shares of Class A common stock and 16,201,857 shares of Class B common stock at the Annual Meeting, or approximately 33.2% of the voting power of the shares of our Class A common stock and Class B common stock outstanding on such date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 125 West 25th Street, 11th Floor, New York, New York 10001. If, due to COVID-19, our headquarters are closed during the ten days prior to the Annual Meeting, a stockholder may send a written request to our Secretary at secretary@onepeloton.com, and we will arrange a way for the stockholder to inspect the list.

The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

VOTING RIGHTS; REQUIRED VOTE

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents twenty votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES”, or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. The non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers will provide stockholders with the opportunity to choose among four options with respect to this proposal. You may vote for holding the non-binding advisory vote to approve the compensation of our named executive officers every “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or vote for “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders will be the outcome of the non-binding advisory vote of our stockholders.

2020 PROXY STATEMENT	|	7

                    PROXY STATEMENT FOR THE 2020 ANNUAL MEETING

RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON EACH OF THE PROPOSALS SCHEDULED TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE

PROPOSAL 1	The election of the Class I directors named in this Proxy Statement	For All Nominees	19

PROPOSAL 2	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021	For	28

PROPOSAL 3	To hold future non-binding advisory votes on the compensation of our named executive officers every “THREE YEARS”	For Every Three Years	31

None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted on other than Proposal No. 3.

ABSTENTIONS; BROKER NON-VOTES

Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal No. 1, Proposal No. 2, and Proposal No. 3.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it would have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposal No. 1 and Proposal No. 3.

VOTING INSTRUCTIONS; VOTING OF PROXIES

VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL

You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/PTON2020, where stockholders may vote and submit questions during the meeting. The meeting starts at 5:00 p.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.

You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

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                    PROXY STATEMENT FOR THE 2020 ANNUAL MEETING

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 8, 2020. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

Due to COVID-19, we strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

REVOCABILITY OF PROXIES

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

EXPENSES OF SOLICITING PROXIES

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

VOTING RESULTS

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

2020 PROXY STATEMENT	|	9

PELOTON INTERACTIVE, INC. CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

INDEPENDENCE OF DIRECTORS

The listing rules of the Nasdaq Stock Market LLC, or Nasdaq, generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of our audit, compensation, and nominating, governance, and corporate responsibility committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Erik Blachford, Karen Boone, Jon Callaghan, Howard Draft, Jay Hoag, and Pamela Thomas-Graham, representing six of our eight directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating, governance, and corporate responsibility committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

BOARD OF DIRECTORS AND COMMITTEE SELF-EVALUATIONS

Throughout the year, our board of directors discusses corporate governance practices with management and third-party advisors to ensure that the board of directors and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process recommended by our nominating, governance, and corporate responsibility committee pursuant to the committee’s authority set forth in its charter, the board of directors conducts an annual self-evaluation in order to determine whether the board and its committees are functioning effectively.

BOARD LEADERSHIP STRUCTURE

The nominating, governance, and corporate responsibility committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. When the positions of chairperson and chief executive officer are held by the same person, our board of directors may designate a “lead independent director”. In cases in which the chairperson and chief executive officer are the same person, the chairperson schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings.

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                    CORPORATE GOVERNANCE

The responsibilities of the lead independent director include:

•	presiding over executive sessions of independent directors,
•	serving as a liaison between the chairperson and the independent directors,
•	consulting with the chairperson regarding the information sent to our board of directors in connection with its meetings,
•	having the authority to call special meetings of our board of directors,
•	being available under appropriate circumstances for consultation and direct communication with stockholders, and
•	performing such other functions and responsibilities as requested by our board of directors from time to time.

Currently, our board of directors believes that it should maintain flexibility to select the chairperson of our board of directors. Mr. Foley, our Chief Executive Officer is also the Chairman of our board of directors. Our board of directors determined that having our Chief Executive Officer also serve as the Chairman of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Foley founded and has led our company since its inception. Our board of directors believes that Mr. Foley’s strategic vision for our business, his in-depth knowledge of our operations and the fitness, technology, and media industry, and his experience serving on our board of directors and as Chief Executive Officer since our inception make him well qualified to serve as both Chairman of our board of directors and Chief Executive Officer.

Because Mr. Foley serves in both these roles, our board of directors appointed Erik Blachford to serve as our lead independent director. As lead independent director, Mr. Blachford presides over periodic meetings of our independent directors, serves as a liaison between the chairperson of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.

PRESIDING DIRECTOR OF NON-EMPLOYEE DIRECTOR MEETINGS

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Blachford, is the presiding director at these meetings.

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                    CORPORATE GOVERNANCE

COMMITTEES OF OUR BOARD OF DIRECTORS

Our board of directors has established an audit committee, a compensation committee, and a nominating, governance, and corporate responsibility committee. The composition and responsibilities of each committee are described below.

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING, GOVERNANCE, AND CORPORATE RESPONSIBILITY

ERIK BLACHFORD

KAREN BOONE

JON CALLAGHAN

HOWARD DRAFT

JAY HOAG

PAMELA THOMAS-GRAHAM

= Chairperson         = Member         = Lead Director         = Financial Expert

Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, upon request in writing to Peloton Interactive, Inc., 125 West 25th Street, 11th Floor, New York, New York 10001, Attn: Chief Legal Officer and Secretary, or in the “Investors” section of our website, which is located at https://investor.onepeloton.com, by clicking on “Documents & Charters” in the “Governance” section of our website. Directors serve on these committees until their resignations or until otherwise determined by our board of directors.

AUDIT COMMITTEE

Our audit committee is composed of Ms. Boone, who is the chairperson of our audit committee, and Messrs. Callaghan and Draft. Each member of our audit committee is independent under the current Nasdaq and SEC rules and regulations. Each member of our audit committee is financially literate as required by the current Nasdaq listing standards. Our board of directors has also determined that Ms. Boone is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of our audit committee and our board of directors. We have adopted an audit committee charter which outlines the principal functions of the audit committee, which include:

•	reviewing and discussing with management our quarterly and annual financial results, earnings guidance and earnings press releases prior to distribution to the public;
•	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls;
•	reviewing proposed waivers of the code of conduct for directors, executive officers, and employees (with waivers for directors or executive officers to be approved by the board of directors);

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                    CORPORATE GOVERNANCE

•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks;
•	reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

COMPENSATION COMMITTEE

Our compensation committee is composed of Mr. Blachford, who is the chairperson of our compensation committee, and Ms. Thomas-Graham and Mr. Hoag. Each member of our compensation committee is independent under the current Nasdaq and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. We have adopted a compensation committee charter which outlines the principal functions of the compensation committee, which include:

•	reviewing and approving the compensation and the terms of any compensatory agreements of our executive officers;
•	reviewing and recommending to our board of directors the compensation of our directors;
•	administering our stock, equity incentive and severance and change in control plans;
•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•	establishing our overall compensation philosophy.

NOMINATING, GOVERNANCE, AND CORPORATE RESPONSIBILITY COMMITTEE

Our nominating, governance, and corporate responsibility committee is composed of Ms. Thomas-Graham, who is the chairperson of the nominating, governance, and corporate responsibility committee, and Messrs. Blachford and Callaghan. Each member of our nominating, governance, and corporate responsibility committee is independent under the current Nasdaq and SEC rules and regulations. We have adopted a nominating, governance, and corporate responsibility committee charter which outlines the principal functions of the nominating, governance, and corporate responsibility committee, which include:

•	identifying and recommending candidates for membership on our board of directors;
•	recommending directors to serve on board committees;
•	reviewing and recommending our corporate governance policies;
•	reviewing succession plans for senior management positions, including the chief executive officer;
•	oversee any program relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters;
•	evaluating, and overseeing the process of evaluating, the performance of our board of directors and individual directors; and
•	advising our board of directors on corporate governance matters.

OUR BOARD OF DIRECTORS’ ROLE IN RISK OVERSIGHT

Our board of directors, as a whole, has responsibility for overseeing our risk management process, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes. Our management reporting processes are designed to provide our board of directors and our personnel responsible for risk assessment with visibility into the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity, compensation-related risk, and tax), legal and regulatory compliance, cybersecurity, and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and

2020 PROXY STATEMENT	|	13

                    CORPORATE GOVERNANCE

answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus, as described below. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING, GOVERNANCE, AND CORPORATE RESPONSIBILITY COMMITTEE

•  major financial risk exposures,

•  our internal control over financial reporting,

•  our disclosure controls and procedures,

•  significant legal and regulatory matters and any material reports or inquiries received from regulators or government agencies that could reasonably be expected to have a significant impact on our financial statements,

•  legal and regulatory compliance,

•  cybersecurity and data privacy, and

•  discuss with management and our independent auditor guidelines and policies with respect to risk assessment and risk management.

• evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures.

•  assesses risks relating to our corporate governance practices and the independence of our board of directors,

•  reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight, and

•  oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee during the fiscal year ended June 30, 2020 included Ms. Thomas-Graham and Messrs. Blachford and Hoag. No member of our compensation committee in fiscal 2020 was at any time during fiscal 2020 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under the Exchange Act, or Regulation S-K. During fiscal 2020, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

Our board of directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal year 2020, our board of directors met seven times and acted by unanimous written consent three times, the audit committee met eight times and acted by unanimous written consent one time, the compensation committee met seven times and acted by unanimous written consent six times, and the nominating, governance, and corporate responsibility committee met two times. During fiscal 2020, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.

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                    CORPORATE GOVERNANCE

BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in September 2019 and did not have an annual meeting of our stockholders in fiscal year 2020.

COMMUNICATION WITH DIRECTORS

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Secretary.

All communications are reviewed by the Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.

The address for these communications is:

Peloton Interactive, Inc.

c/o Chief Legal Officer and Secretary

125 West 25th Street, 11th Floor

New York, New York 10001

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to all of the members of our board of directors, officers, and employees, and we expect our agents and contractors to conform to the standards of our Code of Conduct. Our Code of Conduct is posted on the “Investors” section of our website, which is located at https://investor.onepeloton.com under “Documents & Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the address and location specified above.

CORPORATE SOCIAL RESPONSIBILITY

Our culture is dynamic, unique, and framed by our expansive vision and passion for community and collaboration. For our team, the purpose and function of our culture is clear, and operates as a shared language of values and as a way of getting things done that permeates through the many areas in which we operate as a company. Our culture is shaped by our four primary values, described below:

•

Put Members First: We obsess over every touchpoint of our Member experience. We have a Member-centered mindset that prioritizes a positive product and brand experience. We are proud to be pioneers and innovators of a global, product-oriented, fitness-centered community.

•

Operate with a Bias for Action: We value innovation, continuous improvement, and challenging the status quo, all of which are keys to success in a competitive environment. We move quickly, take smart risks, fail fast, and learn from failures. We never let the fear of imperfection stop us from achieving great things.

•

Empower Teams of Smart Creatives: We hire individuals who are great at what they do, and encourage all of our team members to think openly and creatively to solve tough, exciting problems. We empower our team members to think and act like owners.

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                    CORPORATE GOVERNANCE

•

Together We Go Far: As our company name suggests, we know the importance and value of a team. We know our collective differences make us stronger, and uphold the obligation to dissent and listen. We value inclusivity and are proud when everyone works to help solve difficult problems and makes an impact.

To foster these values, we have committed to promote our “One Peloton” culture:

•

Peloton Pledge: As recent events have raised our collective consciousness of the systemic inequities existing across our society today, we are committed to being an anti-racist organization. To help achieve that goal, we have made an important commitment to our Members, employees, and the communities we serve by pledging $100 million over the next four years across internal and external initiatives to fight racism. The Peloton Pledge is focused on investing across three areas: a $60 million commitment for a substantial increase in wages for our hourly employees, a $20 million investment in learning and development programs designed to expand opportunities for upward mobility among our hourly wage employees, and a $20 million commitment to third party organizations fighting systemic inequities across the United States. While we have always believed Peloton and our community have embraced inclusiveness and diversity, we know we can be doing more and are committed to doing so.

•

Commitment to Equal Pay: We conduct an annual third-party audit of team members’ pay to confirm that our pay-for-performance philosophy transcends race and gender. If an audit reveals any pay differences unexplained by legitimate business factors between team members who hold similar jobs, but are of different races or genders, we adjust the affected team members’ respective compensation accordingly.

•	Social Impact:

–

The Comeback: Our initiative “The Comeback” democratizes access to fitness by providing a Peloton Bike and three-year connected fitness subscription to individuals coming back from adversity in their lives. Through this program we welcome 50 new Members every month, offering the motivation and encouragement throughout their journey.

–

Volunteer Time Off: Peloton offers paid volunteer time off, or “VTO,” to enable and empower our team members to volunteer for causes that positively impact their communities. Team members may volunteer as individuals or as a team.

–

Team Member Relief Fund: The Peloton High Five Fund is a grant that has been created to provide additional financial relief to help team members who are facing financial hardship immediately after a natural disaster or an unforeseen personal challenge. The Fund relies on individual donations from team members and support from Peloton.

–

Supporting our Communities: Peloton is proud to support the communities where we work and live during these unprecedented times. Throughout 2020, Peloton has donated over $1.9M to non-profit organizations supporting Hunger Relief efforts in the United States, United Kingdom, Germany, and Canada. Through our Supporting Global Bike and Tread Members initiative in April 2020, we pledged $1 million to keep our community healthy and connected by covering two months of Membership fees for those in need.

–

Peloton Health and Wellness Advisory Council: We are proud of the impact Peloton has had on the physical, mental, and emotional wellbeing of our Members. As our community has grown, we have observed that some Members use Peloton to cope with issues ranging from neurodegenerative diseases or cancer, to PTSD or post-partum depression. In response, we formed the Peloton Health and Wellness Advisory Council, a group of five renowned doctors, researchers, and other medical professionals from the fields of cardiopulmonary exercise, neurology, and neuroscience, whom we collaborate with to draw on their knowledge and expertise and help inform our community-focused and social impact initiatives, product and content decisions and research projects to help us bring our community an even better experience.

•

Employee Resource Groups: Peloton Employee Resource Groups, or ERGs, are employee-led groups that foster a diverse and inclusive workplace aligned with Peloton’s organizational mission, values, goals, business practices, and overall diversity and inclusion strategy. These groups create belonging and

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                    CORPORATE GOVERNANCE

engagement within the team by bringing together communities to provide support, development opportunities, and programming to a network of team members who share Peloton’s values of supporting diversity, inclusion, and belonging.

•

Heritage Month Celebrations: Cultural heritage months are celebrated internally and externally at Peloton in order to: (1) represent and honor the diversity of our team and our global community, and (2) further Peloton’s commitment to diversity, equity, and belonging. Internally, we offer rich programming to all team members, inclusive of team member panels, expert speakers and thought leaders, as well as additional global learning & experiential events that foster intercultural awareness. Externally, Peloton celebrates heritage months through activations, such as themed class content, playlists and Artist Series, apparel collections, and social impact partnerships/donations. Heritage months currently celebrated globally with internal and external activations include Black History Month, Women’s History Month, Asian and Pacific Islander Heritage Month, Pride Month, and Latinx Heritage Month.

•

Comprehensive Benefits, Perks, & Team Member Offerings: At Peloton, we do not subscribe to the one-size-fits-all approach — our workforce is diverse, so our benefits must be, too. Our goal is to enable our team members to be their best, most authentic selves while providing inclusive benefits to them and their families in the moments that matter most. Peloton is proud to offer comprehensive health care, mental health benefits, childcare solutions, generous parental leave, equity packages, and more, to all full-time team members. In the United States, we are proud to have recently extended our medical benefits offerings to portions of our part-time populations at a certain threshold of hours. All team members are eligible for a referral bonus plan, pre-paid legal assistance, product and apparel discounts, and complimentary access to the Peloton app.

•	Employee Engagement: In our most recent team member engagement survey to measure our employee’s overall satisfaction with Peloton:

–	96% of team members were proud to work at Peloton,
–	92% of team members would recommend Peloton as an inclusive place to work,
–	89% of team members reported that their manager operates by our values, and
–	88% of team members felt like they belong at Peloton.

2020 PROXY STATEMENT	|	17

PELOTON INTERACTIVE, INC. NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

NOMINATION TO THE BOARD OF DIRECTORS

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating, governance, and corporate responsibility committee in accordance with the committee’s charter, our restated certificate of incorporation and amended and restated bylaws, and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating, governance, and corporate responsibility committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”

DIRECTOR QUALIFICATIONS; DIVERSITY

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating, governance, and corporate responsibility committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. The Company values diversity on a Company-wide basis and seeks to achieve a mix of board members that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation. Although the board of directors does not establish specific goals with respect to diversity, the board’s overall diversity is a significant consideration in the director nomination process.

Because the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and the Nasdaq listing requirements and the provisions of our restated certificate of incorporation, amended and restated bylaws and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating, governance, and corporate responsibility committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating, governance, and corporate responsibility committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating, governance, and corporate responsibility committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

18	|	2020 PROXY STATEMENT

PELOTON INTERACTIVE, INC. PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2021 and 2022, respectively. At the recommendation of our nominating, governance, and corporate responsibility committee, our board of directors proposes that each of the three Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2023 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

NOMINEES TO OUR BOARD OF DIRECTORS

The nominees and their ages, occupations, and length of service on our board of directors as of the date of this proxy statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

NAME OF DIRECTOR/NOMINEE	AGE	POSITION	DIRECTOR SINCE

ERIK BLACHFORD*(3)(4)	53	Director	April 2015

HOWARD DRAFT(1)	66	Director	April 2015

PAMELA THOMAS-GRAHAM(2)(5)	57	Director	March 2018

*	Lead Independent Director

(1)	Member of the audit committee

(2)	Member of the compensation committee

(3)	Member of the nominating, governance, and corporate responsibility committee

(4)	Chairperson of the compensation committee

(5)	Chairperson of the nominating, governance, and corporate responsibility committee

2020 PROXY STATEMENT	|	19

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

LEAD INDEPENDENT DIRECTOR AGE: 53 DIRECTOR SINCE: April 2015 COMMITTEES: • Compensation (Chair) • Nominating, Governance, and Corporate Responsibility

ERIK BLACHFORD

Erik Blachford has served as a member of our board of directors since April 2015. As an independent venture capital investor and advisor since January 2011, he focuses on consumer tech and travel companies and has invested in companies such as Zillow, Glassdoor, Grove Collaborative, and Hotel Tonight. He was a member of the founding team at Expedia, and served as the company’s second Chief Executive Officer, then as the Chief Executive Officer of IAC/InterActiveCorp’s travel division, IAC Travel, until 2005. He was the Chief Executive Officer at Terrapass, Inc. from April 2007 to September 2009, and the Chief Executive Officer at Butterfield & Robinson, Inc. from September 2009 to January 2011. Mr. Blachford has also consulted as a Venture Partner at Technology Crossover Ventures, a private equity and venture capital firm, since March 2011. Mr. Blachford currently serves on the board of directors of Zillow Group, Inc. and several private companies.

SKILLS AND EXPERIENCE

He holds a B.A. in English and theater from Princeton University, an M.B.A. from Columbia Business School, and an M.F.A. in Creative Writing from San Francisco State University. We believe Mr. Blachford is qualified to serve on our board of directors based on his strategic and operational experience as a former executive officer and his extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Zillow Group, Inc.

DIRECTOR AGE: 66 DIRECTOR SINCE: April 2015 COMMITTEES: • Audit

HOWARD DRAFT

Howard Draft has served as a member of our board of directors since April 2015. Mr. Draft retired as the Executive Chairman at DraftFCB, a global integrated marketing communications firm in 2015. He was Chairman and CEO of DraftWorldWide from 1988 until 2006, at which time FCB and Draft were merged. Mr. Draft served as their Chairman and CEO until 2009. Mr. Draft currently serves on the board of directors of Emisphere Technologies, Inc. and previously sat on the board of directors of optionsXpress Holdings, Inc. from April 2007 until its acquisition by Charles Schwab Corporation in September 2011.

SKILLS AND EXPERIENCE

Mr. Draft holds a B.A. in Philosophy and Art History from Ripon College. We believe Mr. Draft is qualified to serve on our board of directors because he brings entrepreneurial and executive management experience, particularly in the areas of direct marketing and integrated marketing offerings on a global basis.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Emisphere Technologies, Inc.

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                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

DIRECTOR AGE: 57 DIRECTOR SINCE: March 2018 COMMITTEES: • Compensation • Nominating, Governance, and Corporate Responsibility (Chair)

PAMELA THOMAS-GRAHAM

Pamela Thomas-Graham has served as a member of our board of directors since March 2018. Since August 2016, Ms. Thomas-Graham has served as the Founder and Chief Executive Officer of Dandelion Chandelier LLC, a private digital media enterprise focused on the world of luxury. From 2010 to August 2016, she served as a member of the Executive Board at Credit Suisse Group AG, a multinational investment bank and financial services company. While at the firm she held several titles, including Chair, New Markets for the global Private Bank; and Global Chief Marketing and Talent Officer.

From 2008 to 2010, she served as a Managing Director at Angelo, Gordon & Co., a privately held investment firm. From 2005 through 2007, Ms. Thomas-Graham was a Group President of Liz Claiborne Inc. (now Tapestry). She served as President and Chief Executive Officer of NBC Universal’s CNBC television, and President and Chief Executive Officer of CNBC.com, beginning in 1999. She began her career at global consultancy McKinsey & Co. in 1989, becoming the firm’s first black woman partner in 1995.

Ms. Thomas-Graham is the Lead Independent Director of The Clorox Company. She also serves as a board member of Bumble Trading Inc.; Urban Compass, Inc.; Norwegian Cruise Line Holdings Ltd.; and the Bermuda-based Bank of N.T. Butterfield & Son Limited.

SKILLS AND EXPERIENCE

Ms. Thomas-Graham holds a B.A. in Economics from Harvard University and a joint M.B.A. - J.D. from Harvard Business School and Harvard Law School. We believe Ms. Thomas-Graham is qualified to serve on our board of directors because she brings invaluable strategic, operational, and corporate governance experience as a chief executive officer and executive leader of public and private companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Bank of N.T. Butterfield & Son Limited

•  Norwegian Cruise Line Holdings Ltd.

•  The Clorox Company

2020 PROXY STATEMENT	|	21

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

CONTINUING DIRECTORS

The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our board of directors as of the date of this proxy statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

NAME OF DIRECTOR	AGE	POSITION	DIRECTOR SINCE

CLASS II DIRECTORS:

JON CALLAGHAN(1)(3)	51	Director	April 2015

JAY HOAG(2)	62	Director	August 2018

CLASS III DIRECTORS:

KAREN BOONE(4)	46	Director	January 2019

JOHN FOLEY	49	Chairman	April 2015

WILLIAM LYNCH	50	Director	August 2019

(1)	Member of the audit committee

(2)	Member of compensation committee

(3)	Member of the nominating, governance, and corporate responsibility committee

(4)	Chairperson of the audit committee

DIRECTOR AGE: 51 DIRECTOR SINCE: April 2015 COMMITTEES: • Audit • Nominating, Governance, and Corporate Responsibility

JON CALLAGHAN

Jon Callaghan has served as a member of our board of directors since April 2015. Mr. Callaghan is a founder and Managing Member of True Ventures, a venture capital firm, where he has served since January 2006. Prior to True Ventures, Mr. Callaghan served as a Managing Director at Globespan Capital, a venture capital firm, and as a Managing Partner at CMGI@Ventures, CMGI Inc.’s affiliated venture capital group. Mr. Callaghan served on the board of directors of Fitbit, Inc. from September 2008 to May 2018 and currently serves as a member of the board of directors of several private companies.

SKILLS AND EXPERIENCE

Mr. Callaghan holds a B.A. in Government from Dartmouth College and an M.B.A. from Harvard Business School. We believe Mr. Callaghan is qualified to serve on our board of directors because of his extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  None

22	|	2020 PROXY STATEMENT

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

DIRECTOR AGE: 62 DIRECTOR SINCE: August 2018 COMMITTEES: • Compensation

JAY HOAG

Jay Hoag has served as a member of our board of directors since August 2018. Mr. Hoag is a co-founder and General Partner of Technology Crossover Ventures where he has served since June 1995. Mr. Hoag currently serves on the board of directors of Electronic Arts Inc., Tripadvisor, Inc., Zillow Group, Inc., and Netflix Inc. and several private companies. Mr. Hoag also previously served on the board of directors of various public companies, including, TechTarget, Inc. until July 2016.

SKILLS AND EXPERIENCE

Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan. We believe Mr. Hoag is qualified to serve on our board of directors because of his extensive experience working with the management teams of, and investing in, a number of privately and publicly held companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Electronic Arts Inc.

•  Tripadvisor, Inc.

•  Zillow Group, Inc.

•  Netflix Inc.

DIRECTOR AGE: 46 DIRECTOR SINCE: January 2019 COMMITTEES: • Audit (Chair)

KAREN BOONE

Karen Boone has served as a member of our board of directors since January 2019. Ms. Boone most recently served as the President, Chief Financial and Administrative Officer of Restoration Hardware, Inc., a home furnishings company, from May 2014 to August 2018 and as Chief Financial Officer from June 2012 to May 2014. Prior to that, from 1996 to 2012, Ms. Boone held various roles at Deloitte & Touche LLP, a public accounting firm, most recently as an Audit Partner. Ms. Boone currently serves on the board of directors of Sonos, Inc. and several private companies.

SKILLS AND EXPERIENCE

Ms. Boone holds a B.S. in Business Economics from the University of California, Davis. We believe Ms. Boone is qualified to serve on our board of directors because of her extensive experience leading a consumer brand and her expertise and background with regard to accounting and financial matters.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  Sonos, Inc.

2020 PROXY STATEMENT	|	23

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

CHAIRMAN AGE: 49 DIRECTOR SINCE: April 2015 COMMITTEES: • None

JOHN FOLEY

John Foley is one of our co-founders and has served as our Chief Executive Officer since June 2012 and chairman of our board of directors since April 2015 when we converted from a limited liability company to a Delaware corporation. Before our founding, Mr. Foley served as the President of eCommerce at Barnes & Noble, Inc., a retailer of content, digital media, and educational products, from August 2010 to June 2012. From March 2005 to August 2010, Mr. Foley served as the co-founder and Chief Executive Officer of Pronto.com, a price comparison service platform and a subsidiary of IAC/InterActiveCorp, a media and internet company.

SKILLS AND EXPERIENCE

Mr. Foley holds a B.S. in Industrial Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard Business School. We believe Mr. Foley is qualified to serve on our board of directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as our co-founder and Chief Executive Officer.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  None

PRESIDENT & DIRECTOR AGE: 50 DIRECTOR SINCE: August 2019 COMMITTEES: • None

WILLIAM LYNCH

William Lynch has served as our President since January 2017 and as a member of our board of directors since August 2019. Prior to joining us, Mr. Lynch served as the Chief Executive Officer of Savant Systems, LLC, a luxury smart home technology company, from May 2014 to November 2016. From March 2010 to June 2013, Mr. Lynch served as the Chief Executive Officer of Barnes & Noble, and from February 2009 to March 2010, Mr. Lynch served as the President of Barnes & Noble.com, a business division of Barnes & Noble, where he oversaw the creation of the Nook product line and software. Mr. Lynch has also held senior management roles at HSN.com, IAC/InterActiveCorp, and Palm Computing. Mr. Lynch previously served on the board of directors of Barnes & Noble from October 2011 to July 2013.

SKILLS AND EXPERIENCE

Mr. Lynch holds a B.S. in Economics from the University of Texas at Austin and an M.B.A. from Columbia Business School. We believe Mr. Lynch is qualified to serve on our board of directors because of the strategic and operational experience and leadership that he brings as our President and the former chief executive officer and executive leader of public and private companies.

OTHER CURRENT PUBLIC BOARD DIRECTORSHIPS

•  None

There are no family relationships among our directors and executive officers.

24	|	2020 PROXY STATEMENT

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION

Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Each non-employee director is entitled to receive stock options under our 2019 Equity Incentive Plan, or the 2019 Plan, as described below.

Our compensation arrangements for non-employee directors are reviewed periodically by our compensation committee and our board of directors. In addition, at the compensation committee’s direction, Compensia, Inc., the compensation committee’s independent compensation consultant, provides a competitive analysis of director compensation levels, practices, and design features as compared to the general market as well as our compensation peer group.

Initial Stock Option Grant. Each non-employee director appointed to our board of directors is granted a stock option, on the date of his or her appointment to our board of directors having an aggregate value of $500,000 based on the closing price of our Class A common stock on the date of grant. The option will vest with respect to 1/3rd of the total number of stock options subject to such award on each annual anniversary of the grant, in each case, so long as such non-employee director continues to serve on our board of directors through such date. Each Initial Stock Option Grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in our 2019 Plan).

Annual Stock Option Grant. On each annual meeting of stockholders, each non-employee director who is serving on our board of directors on, and will continue to serve on our board of directors immediately following, the date of such annual meeting will automatically be granted a stock option having an aggregate value of $250,000 based on the closing price of our Class A common stock on the date of grant. Each award will vest with respect to 1/4th of the total number of stock options subject to such award on each quarterly anniversary thereafter such that the option will be fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of stockholders, in each case, so long as such non-employee director continues to serve on our board of directors through such date. Each Annual Stock Option Grant will accelerate in full upon the consummation of a Corporate Transaction (as defined in our 2019 Plan).

Non-employee directors do not receive any cash compensation for service on our board of directors.

While there were no changes made to the non-employee director compensation policy in fiscal 2020, in recognition of the extraordinary contributions by our board of directors in connection with our initial public offering and as the sole consideration for each director’s service on the board of directors in fiscal 2020, in February 2020, based on the recommendation of the compensation committee, each of our non-employee directors received a stock option having an aggregate value of $250,000 divided by the quotient obtained by dividing the volume-weighted average sale price of a share of Class A common stock on the Nasdaq Global Select Market for the 15 trading days prior to (and not inclusive of) the date of grant, by two, and rounded up to the nearest whole share. The shares subject to the option vested in full upon the date of grant.

2020 PROXY STATEMENT	|	25

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table provides information for the fiscal year ended June 30, 2020 regarding all compensation awarded to, earned by, or paid to each person who served as a director for some portion or all of fiscal 2020, other than Mr. Foley, the Chairman of our board of directors and our Chief Executive Officer, and Mr. Lynch, our President. Messrs. Foley and Lynch are not included in the table below, as they are employees and receive no compensation for their service as directors. The compensation received by Messrs. Foley and Lynch as employees is shown in the “Executive Compensation—Summary Compensation Table” below.

NAME	OPTION AWARDS ($)(1)(2)	TOTAL ($)

ERIK BLACHFORD	192,829	192,829

KAREN BOONE	192,829	192,829

JON CALLAGHAN	192,829	192,829

HOWARD DRAFT	192,829	192,829

JAY HOAG	192,829	192,829

PAMELA THOMAS-GRAHAM	192,829	192,829

(1)

The amounts reported in this column represent the aggregate grant date value of stock option awards made to directors in fiscal 2020 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

(2)

The following table sets forth information on stock options granted to non-employee directors during fiscal 2020, the aggregate number of shares of our Class A common stock and Class B common stock underlying outstanding stock options held by our non-employee directors as of June 30, 2020, and the aggregate number of shares of our Class A common stock and Class B common stock underlying outstanding unvested stock options held by our non-employee directors as of June 30, 2020:

NAME	NUMBER OF SHARES UNDERLYING STOCK OPTIONS GRANTED IN FISCAL 2020		NUMBER OF SHARES UNDERLYING STOCK OPTIONS HELD AT FISCAL YEAR END		NUMBER OF SHARES UNDERLYING UNVESTED STOCK OPTIONS HELD AT FISCAL YEAR END

ERIK BLACHFORD	18,116	(1)	1,358,116	(2)	377,083

KAREN BOONE	18,116	(1)	618,116	(3)	387,500

JON CALLAGHAN	18,116	(1)	18,116	(4)	—

HOWARD DRAFT	18,116	(1)	430,617	(5)	387,917

JAY HOAG	18,116	(1)	18,116	(4)	—

PAMELA THOMAS-GRAHAM	18,116	(1)	618,116	(6)	345,833

(1)	The stock option is 100% vested and exercisable.

(2)

Consists of (a) a stock option to purchase 18,116 shares of Class A common stock, granted on February 28, 2020, that is fully vested and exercisable, (b) a stock option for 600,000 shares, granted on July 13, 2015, that vests at a rate of 1/4th of the shares of our Class B common stock underlying the stock option vesting on March 29, 2016 and the remaining shares subject to the stock option vest at a rate of 1/48th of the shares of our Class B common stock underlying the stock option monthly thereafter, (c) a stock option for 180,000 shares of our Class B common stock, granted on August 8, 2017, that vests at a rate of 1/4th of the shares of our Class B common stock underlying the stock option on July 11, 2018 and the remaining shares subject to the stock option vest at a rate of 1/48th of the shares of our Class B common stock underlying the stock option monthly thereafter, (d) a stock option for 160,000 shares, granted on April 2, 2018, that vests at a rate of 1/48th of the shares of our Class B common stock underlying the stock option each month following the March 15, 2018 vesting commencement date, and (e) a stock option for 400,000 shares, granted on January 17, 2019, that vests at a rate of 1/48th of the shares of our Class B common stock underlying the stock option each month following the January 17, 2019 vesting commencement date. The stock options for shares of our Class B common stock are early exercisable. The stock options for shares of our Class B common stock also provide that, in the event of a change in control (as defined in the applicable stock option agreement), all of the unvested shares of Class B common stock subject to the

26	|	2020 PROXY STATEMENT

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS

stock options will become immediately vested and exercisable as of the date immediately prior to the change in control. All stock options are subject to continued service as a director.

(3)

Consists of (a) a stock option to purchase 18,116 shares of Class A common stock, granted on February 28, 2020, that is fully vested and exercisable, (b) a stock option for 200,000 shares, granted on January 17, 2019, that vests at a rate of 1/48th of the shares of our Class B common stock underlying the stock option each month following the January 6, 2019 vesting commencement date and (c) a stock option for 400,000 shares, granted on January 17, 2019, that vests at a rate of 1/48th of the shares of our Class B common stock underlying the stock option each month following the January 17, 2019 vesting commencement date. The stock options for shares of our Class B common stock are early exercisable. The stock options for shares of our Class B common stock also provide that, in the event of a change in control, all of the unvested shares of Class B common stock subject to the stock options will become immediately vested and exercisable as of the date immediately prior to the change in control. All stock options are subject to continued service as a director.

(4)	Consists of a stock option to purchase 18,116 shares of Class A common stock, granted on February 28, 2020, that is fully vested and exercisable.

(5)

Consists of (a) a stock option to purchase 18,116 shares of Class A common stock that is fully vested and exercisable, (b) a stock option for 220,000 shares, granted on August 8, 2017, 155,833 of which have been exercised and 64,167 of which remain outstanding and subject to the option as of June 30, 2020, that vests at a rate of 1/4th of the shares of our Class B common stock underlying the stock option on July 11, 2018 and the remaining shares subject to the stock option vest at a rate of 1/48th of the shares of our Class B common stock underlying the stock option monthly thereafter, (c) a stock option for 160,000 shares, granted on April 2, 2018, 86,666 of which have been exercised and 73,334 of which remain outstanding and subject to the option as of June 30, 2020, that vests at a rate of 1/48th of the shares of our Class B common stock underlying the stock option each month following the March 15, 2018 vesting commencement date, and (d) a stock option for 400,000 shares, granted on January 17, 2019, 125,000 of which have been exercised and 275,000 of which remain outstanding and subject to the option as of June 30, 2020, that vests at a rate of 1/48th of the shares of our Class B common stock underlying the stock option each month following the January 17, 2019 vesting commencement date. The stock options for shares of our Class B common stock are early exercisable. The stock options for shares of our Class B common stock also provide that, in the event of a change in control, all of the unvested shares of Class B common stock subject to the stock options will become immediately vested and exercisable as of the date immediately prior to the change in control. All stock options are subject to continued service as a director.

(6)

Consists of (a) a stock option to purchase 18,116 shares of Class A common stock, granted on February 28, 2020, that is fully vested and exercisable, (b) a stock option for 200,000 shares, granted on April 2, 2018, that vests at a rate of 1/48th of the shares of our Class B common stock underlying the stock option each month following the March 26, 2018 vesting commencement date and (c) a stock option for 400,000 shares that vests at a rate of 1/48th of the shares of our Class B common stock, granted on January 17, 2019, underlying the stock option each month following the January 17, 2019 vesting commencement date. The stock options for shares of our Class B common stock are early exercisable. The stock options for shares of our Class B common stock also provide that, in the event of a change in control, all of the unvested shares of Class B common stock subject to the stock options will become immediately vested and exercisable as of the date immediately prior to the change in control. All stock options are subject to continued service as a director.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE CLASS I DIRECTORS

2020 PROXY STATEMENT	|	27

PELOTON INTERACTIVE, INC. PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2021 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2021 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as our independent registered public accounting firm.

Ernst & Young LLP audited our financial statements for the fiscal year ended June 30, 2020. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. Ernst & Young LLP has served as our independent registered public accounting firm since 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP will periodically rotate the individuals who are responsible for our audit.

During the fiscal years ended June 30, 2019 and 2020, fees for services provided by Ernst & Young LLP were as follows:

	FISCAL YEAR ENDED JUNE 30, 2019	FISCAL YEAR ENDED JUNE 30, 2020

FEES BILLED TO PELOTON

AUDIT FEES(1)	$2,987,000	$1,911,000

AUDIT-RELATED FEES(2)	—	330,000

TAX FEES(3)	—	5,000

OTHER FEES(4)	—	5,000

TOTAL FEES	$2,987,000	$2,251,000

(1)

“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents and assistance with and review of documents filed with the SEC, including our registration statement on Form S-1 related to our initial public offering in September 2019; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)	“Audit-related fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)

“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.

(4)	“Other fees” includes fees for services other than the services reported in audit fees, audit-related fees and tax fees.

28	|	2020 PROXY STATEMENT

                    PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2021

2020 PROXY STATEMENT	|	29

PELOTON INTERACTIVE, INC. REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

The principal purpose of the audit committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP, our independent registered public accounting firm for the fiscal year ended June 30, 2020, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

Our audit committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the fiscal year ended June 30, 2020. Our audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”

Our audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2020 for filing with the U.S. Securities and Exchange Commission.

Members of our audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained the appropriate accounting and financial reporting principals or appropriate internal controls and procedures designed to assurance compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s consideration and discussions do not assure that the audit of the company’s consolidated financial statements have been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with the accounting principles generally accepted in the United Statements and that Ernst & Young LLP is in fact “independent.”

SUBMITTED BY THE AUDIT COMMITTEE

Karen Boone, Chair

Jon Callaghan

Howard Draft

30	|	2020 PROXY STATEMENT

PELOTON INTERACTIVE, INC. PROPOSAL NO. 3 NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the rules of the SEC, we are providing our stockholders with an opportunity to make a non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers. This non-binding advisory vote must be submitted to stockholders at least once every six years.

You have four choices for voting on this proposal. You can choose whether future non-binding advisory votes on the compensation of our named executive officers should be conducted every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS.” You may also “ABSTAIN” from voting. The frequency that receives the greatest number of votes cast by stockholders on this matter at the meeting will be deemed to be the preferred frequency option of our stockholders.

After careful consideration, our board of directors recommends that future non-binding advisory votes on compensation of our named executive officers be held every three years. Our board of directors believes that holding a vote every three years is the most appropriate option because (i) it would enable our stockholders to provide us with input regarding the compensation of our named executive officers on a more informed and thoughtful manner based on a long-term analysis of our compensation program; and (ii) it would avoid placing too much emphasis on the results or actions of a single year and would instead allow our stockholders to make a more meaningful evaluation of our performance compared to our compensation practices.

Stockholders are not voting to approve or disapprove the board of directors’ recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory votes on the compensation of our named executive officers by selecting one year, two years, or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal.

As an advisory vote, this proposal is not binding. However, our board of directors and nominating, governance, and corporate responsibility committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS TO HOLD FUTURE NON-BINDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “THREE YEARS”

2020 PROXY STATEMENT	|	31

PELOTON INTERACTIVE, INC. EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this proxy statement and their positions are shown below.

NAME	AGE	POSITION

EXECUTIVE OFFICERS:

JOHN FOLEY	49	Chairman of the Board of Directors and Chief Executive Officer

JILL WOODWORTH	48	Chief Financial Officer

WILLIAM LYNCH	50	President and Director

THOMAS CORTESE	40	Chief Operating Officer and Head of Product Development

MARIANA GARAVAGLIA	39	Chief Business Operations Officer

HISAO KUSHI	55	Chief Legal Officer and Secretary

Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.

For information regarding Messrs. Foley and Lynch, please refer to “Proposal No. 1—Election of Directors.”

THOMAS CORTESE is one of our co-founders and has served as our Chief Operating Officer since February 2012 and Head of Product Development since April 2019. Prior to our founding, Mr. Cortese served as the Chief Executive Officer of Proust.com, an online social media and memory sharing company, and a subsidiary of IAC/InterActiveCorp, from February 2010 to January 2012. From February 2008 to February 2010, Mr. Cortese served as the Vice President of Product Management at Pronto.com, a price comparison service platform and a subsidiary of IAC/InterActiveCorp, a media and internet company. Mr. Cortese holds a B.A. in Philosophy from The George Washington University.

MARIANA GARAVAGLIA has served as our Chief Business Operations Officer since May 2020. From June 2019 to May 2020, Ms. Garavaglia served as our Chief People Officer. Prior to joining us, Ms. Garavaglia held a variety of roles at Amazon.com, Inc., a multinational technology company, from 2008 to May 2019, including as Managing Director of Amazon Physical Stores, Director of Store Operations & Head of Stores, and as Country HR Manager in Spain. Ms. Garavaglia holds a B.A. in International Studies from the University of Oklahoma and a Master’s in Business Administration from The Tuck School of Business at Dartmouth.

HISAO KUSHI is one of our co-founders and has served as our Secretary since March 2015 and our Chief Legal Officer since June 2015. Prior to that, Mr. Kushi served as an advisor to us from January 2012 to May 2015. From November 2013 to January 2015, Mr. Kushi served as the Chief Operating Officer of Evite, Inc., a social-planning website for creating and sending digital invitations, and a subsidiary of Liberty Media Corporation. From December 2010 to April 2014, Mr. Kushi served as General Counsel to a variety of companies owned by Liberty Media including BuySeasons, Inc., Evite, and Gifts.com. Prior to Liberty Media, between 2003 and 2010, Mr. Kushi served as general counsel to a number of companies owned by IAC/InterActiveCorp, including Citysearch, Pronto, and Proust, among others. Mr. Kushi holds a B.A. in English from the University of Massachusetts Amherst and a J.D. from Boston College.

JILL WOODWORTH has served as our Chief Financial Officer since April 2018. From April 2006 to April 2018, Ms. Woodworth served as a Managing Director for J.P. Morgan, a multinational investment bank and financial services company. From July 1994 to April 2006, Ms. Woodworth worked in investment banking at Morgan Stanley & Co. LLC, a multinational investment bank and financial services company, where she held various positions within equity capital markets and client coverage. Ms. Woodworth holds a B.S. in Economics from the Massachusetts Institute of Technology.

32	|	2020 PROXY STATEMENT

PELOTON INTERACTIVE, INC. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2020, by:

•	each of our named executive officers;
•	each of our directors or director nominees;
•	all of our directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 255,036,221 shares of Class A common stock and 36,776,277 shares of Class B common stock outstanding as of September 30, 2020. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 30, 2020 or RSUs that may vest and settle within 60 days of September 30, 2020 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o Peloton Interactive, Inc., 125 West 25th Street, 11th Floor, New York, New York 10001.

	SHARES BENEFICIALLY OWNED				% OF TOTAL VOTING POWER(1)
	CLASS A		CLASS B
NAME OF BENEFICIAL OWNER	SHARES	%	SHARES	%

NAMED EXECUTIVE OFFICERS AND DIRECTORS:

JOHN FOLEY(2)	159,812	*	18,236,232	37.5	29.7

JILL WOODWORTH(3)	91,596	*	3,200,000	8.0	6.1

WILLIAM LYNCH(4)	151,805	*	6,512,140	15.9	12.2

THOMAS CORTESE(5)	82,634	*	4,889,588	12.1	9.2

HISAO KUSHI(6)	93,320	*	4,167,110	10.4	7.9

ERIK BLACHFORD(7)	475,739	*	1,340,000	3.5	2.7

KAREN BOONE(8)	35,357	*	600,000	1.6	1.2

JONATHAN CALLAGHAN(9)	774,407	*	5,106,469	13.9	10.4

HOWARD DRAFT(10)	342,702	*	850,433	2.3	1.7

PAMELA THOMAS-GRAHAM(11)	18,116	*	600,000	1.6	1.2

JAY HOAG(12)	18,116	*	—	*	*

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (12 PERSONS)(13)	2,285,097	*	45,856,137	69.3	58.3

2020 PROXY STATEMENT	|	33

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	SHARES BENEFICIALLY OWNED				% OF TOTAL VOTING POWER(1)
	CLASS A		CLASS B
NAME OF BENEFICIAL OWNER	SHARES	%	SHARES	%

OTHER 5% STOCKHOLDERS:

ENTITIES AFFILIATED WITH TCV (14)	3,448,275	1.4	15,741,169	42.8	32.1

ENTITIES AFFILIATED WITH TRUE VENTURES (15)	774,407	*	5,106,469	13.9	10.4

ENTITIES AFFILIATED WITH FMR LLC (16)	8,442,179	3.3	9,436,104	25.7	19.9

BAILLIE GIFFORD & CO.(17)	17,261,154	6.8	207,754	*	2.2

*	Less than 1%

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Represents (i) 156,048 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020, (ii) 3,764 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020 held by Jill Foley, (iii) 6,366,232 shares of our Class B common stock, (iv) 11,720,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020, and (v) 150,000 shares underlying options to purchase Class B common stock held by Jill Foley that are exercisable within 60 days of September 30, 2020. Of the shares of Class B common stock listed, 3,500,000 are pledged as collateral to secure certain personal indebtedness.

(3)

Represents (i) 91,596 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020 and (ii) 3,200,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020.

(4)

Represents (i) 12,500 shares of Class A common stock held of record by William J. Lynch, Jr. Grantor Retained Annuity Trust dtd 4/9/20, (ii) 4,000 shares of Class A common stock held of record by William J. Lynch, Jr. Grantor Retained Annuity Trust dtd 8/26/20, (iii) 3,000 shares of Class A common stock held of record by William J. Lynch, Jr. Grantor Retained Annuity Trust dtd 8/27/20, (iv) 132,305 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020, (v) 2,398,000 shares of our Class B common stock; and (vi) 4,114,140 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020. Of the shares of Class B common stock listed, 1,000,000 are pledged as a collateral to secure certain personal indebtedness.

(5)

Represents (i) 413 shares of Class A common stock; (ii) 82,221 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; (iii) 901,172 shares of Class B common stock; (iv) 277,052 shares of Class B common stock held of record by Rachel Cortese and Craig Eckenthal, Trustees of The Harbor View Trust dated 12/22/2017; and (iv) 3,711,364 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020.

(6)

Represents (i) 1,724 shares of Class A common stock; (ii) 91,596 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; (iii) 376,497 shares of Class B common stock held of record by Kushi Family 2018 GRAT; (iv) 623,503 shares of Class B common stock held of record by Kushi Family Trust dated June 3, 2013; and (v) 3,167,110 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020. Of the shares of Class B common stock listed, 500,000 are pledged as a collateral to secure certain personal indebtedness.

(7)

Represents (i) 457,623 shares of Class A common stock held of record by the Erik Blachford and Maryam Mohit Family Trust, Erik Blachford, Trustee; (ii) 18,116 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; and (iii) 1,340,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020.

(8)

Represents (i) 17,241 shares of Class A common stock; (ii) 18,116 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; and (iii) 600,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020.

(9)

Represents (i) 715,284 shares of Class A common stock held by Jonathan D. Callaghan and Christie Blom Callaghan, Trustees of the Callaghan Family Trust; (ii) 18,116 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; (iii) 41,007 shares of Class A common stock held of record by True Venture Management, L.L.C., (iv) 3,283,515 shares of Class B common stock held of record by True Ventures IV, LP; (v) 706,869 shares of Class B common stock held of record by True Ventures Select I, LP; (vi) 498,573 shares of Class B common stock held of record by True Ventures Select II, LP; and (vii) 617,512 shares of Class B common stock held of record by True Ventures Select III, LP. True Venture Partners IV, LLC is the general partner of True Ventures IV, LP. True Venture Partners Select I, LLC is the general partner of True Ventures Select I, LP. True Venture Partners Select II, LLC is the general partner of True Ventures Select II, L.P. True Venture Partners Select III, LLC is the general partner of True Ventures Select III, L.P. Jon Callaghan and Philip Black are the managing members of True Ventures IV, LLC, True Venture Partners Select I, LLC, True Venture Partners Select II, LLC, and True Venture Partners Select III, LLC. Mr. Callaghan and Mr. Black control True Venture Management, L.L.C. The business address for each of these entities is 575 High Street, Palo Alto, California 94301.

34	|	2020 PROXY STATEMENT

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(10)

Represents (i) 114,167 shares of Class A common stock; (ii) 34,483 shares of Class A common stock held by Howard Craig Draft Living Trust; (iii) 17,241 shares of Class A common stock held by Howard Draft IRA; (iv) 158,695 shares of Class A common stock held by spouse; (v) 18,116 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; (vi) 452,932 shares of Class B common stock; and (vii) 397,501 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020.

(11)

Represents (i) 18,116 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; and (ii) 600,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of September 30, 2020.

(12)

Represents 18,116 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020. Mr. Hoag is a director of Technology Crossover Management IX, Ltd. and Technology Crossover Management X, Ltd. and a limited partner of Technology Crossover Management IX, L.P. and Technology Crossover Management X, L.P. which are entities affiliated with the TCV Funds described in note (14) below, but does not hold voting or dispositive power over the shares held of record by the TCV Funds. See note (14) below for more information regarding the TCV Funds.

(13)

Represents (i) 1,578,479 shares of Class A common stock; (ii) 706,618 shares underlying options to purchase Class A common stock that are exercisable within 60 days of September 30, 2020; (iii) 16,501,857 shares of Class B common stock; and (iv) 29,354,280 shares of Class B common stock subject to options that are exercisable within 60 days of September 30, 2020.

(14)

Represents (i) 2,584,758 shares of Class B common stock held of record by TCV IX (A), L.P.; (ii) 344,375 shares of Class A common stock held of record by TCV IX Cycle (A), L.P.; (iii) 489,240 shares of Class B common stock and 65,183 shares of Class A common stock held of record by TCV IX Cycle (B), L.P.; (iv) 9,160,510 shares of Class B common stock and 1,220,480 shares of Class A common stock held of record by TCV IX Cycle, L.P.; (v) 710,175 shares of Class B common stock and 94,100 shares of Class A common stock held of record by TCV IX Cycle (MF), L.P.; (vi) 2,067,355 shares of Class B common stock and 1,274,468 shares of Class A common stock held of record by TCV X Cycle, L.P.; (vii) 512,669 shares of Class B common stock held of record by TCV X (A), L.P.; (viii) 316,046 shares of Class A common stock held of record by TCV X Cycle (A), L.P.; (ix) 100,792 shares of Class B common stock and 62,135 shares of Class A common stock held of record by TCV X Cycle (B), L.P.; and (x) 115,670 shares of Class B common stock and 71,488 shares of Class A common stock held of record by TCV X Cycle (MF), L.P., collectively the TCV Funds. Technology Crossover Management IX, Ltd., or Management IX, is the sole general partner of Technology Crossover Management IX, L.P., or TCM IX, which in turn is the sole general partner of TCV IX, L.P., which in turn is the sole member of TCV IX Cycle GP, LLC, or Cycle IX GP. Cycle IX GP is the general partner of each of TCV IX Cycle, L.P., TCV IX Cycle (A), L.P., TCV IX Cycle (B), L.P., and TCV IX Cycle (MF), L.P. TCM IX is also the sole general partner of TCV IX (A), L.P. Management IX may be deemed to have the sole voting and dispositive power over the shares held by TCV IX Cycle, L.P., TCV IX Cycle (A), L.P., TCV IX Cycle (B), L.P., TCV IX Cycle (MF), L.P., and TCV IX (A), L.P. Technology Crossover Management X, Ltd., or Management X, is the sole general partner of Technology Crossover Management X, L.P., or TCM X, which in turn is the sole general partner of TCV X, L.P., which in turn is the sole member of TCV X Cycle GP, LLC, or Cycle X GP. Cycle X GP is the general partner of each of TCV X Cycle, L.P., TCV X Cycle (A), L.P., TCV X Cycle (B), L.P., and TCV X Cycle (MF), L.P. TCM X is also the sole general partner of TCV X (A), L.P. Management X may be deemed to have the sole voting and dispositive power over the shares held by TCV X Cycle, L.P., TCV X Cycle (A), L.P., TCV X Cycle (B), L.P., TCV X Cycle (MF), L.P., and TCV X (A), L.P. The address of each of the foregoing entities is 250 Middlefield Road, Menlo Park, California 94025.

(15)

Represents (i) 41,007 shares of Class A common stock held of record by True Venture Management, L.L.C., (ii) 3,283,515 shares of Class B common stock held of record by True Ventures IV, LP; (iii) 706,869 shares of Class B common stock held of record by True Ventures Select I, LP; (iv) 498,573 shares of Class B common stock held of record by True Ventures Select II, LP; and (v) 617,512 shares of Class B common stock held of record by True Ventures Select III, LP. True Venture Partners IV, LLC is the general partner of True Ventures IV, LP. True Venture Partners Select I, LLC is the general partner of True Ventures Select I, LP. True Venture Partners Select II, LLC is the general partner of True Ventures Select II, L.P. True Venture Partners Select III, LLC is the general partner of True Ventures Select III, L.P. Jon Callaghan and Philip Black are the managing members of True Ventures IV, LLC, True Venture Partners Select I, LLC, True Venture Partners Select II, LLC, and True Venture Partners Select III, LLC. Mr. Callaghan and Mr. Black control True Venture Management, L.L.C. The business address for each of these entities is 575 High Street, Palo Alto, California 94301.

(16)

Based solely on information contained in a Schedule 13G/A filed with the SEC on June 10, 2020 by certain investment companies and/or other accounts advised by FMR Co. LLC and Fidelity Institutional Asset Management Trust Company, which are indirect wholly owned subsidiaries of FMR LLC. The business address for each of these entities is 245 Summer Street, Boston, Massachusetts 02210.

(17)

Based solely on information contained in a Schedule 13G/A filed with the SEC on June 4, 2020. Of the shares of Class A common stock beneficially owned, Baillie Gifford & Co. reported that it had sole voting power with respect to 8,502,735 shares and sole dispositive power with respect to 17,468,908 shares. The address for Baillie Gifford & Co. is Carlton Square, 1 Greenside Row, Edinburgh EH1 3An, Scotland, United Kingdom.

2020 PROXY STATEMENT	|	35

PELOTON INTERACTIVE, INC. EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, and the next three most highly-compensated executive officers (other than our Principal Executive Officer and Principal Financial Officer) who were serving in such capacity as of June 30, 2020, or our “named executive officers”. Our named executive officers for fiscal 2020 were:

•	John Foley, our Co-founder, Chairman of the Board, and Chief Executive Officer (our “CEO”);
•	Jill Woodworth, our Chief Financial Officer;
•	William Lynch, our President;
•	Tom Cortese, our Co-founder, Chief Operating Officer, and Head of Product Development; and
•	Hisao Kushi, our Co-founder and Chief Legal Officer.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2020. It also provides an overview of our executive compensation philosophy, core principles, and objectives. Finally, it analyzes how and why the compensation committee of our board of directors arrived at the specific compensation determinations for our named executive officers for fiscal 2020, including the key factors that the compensation committee considered in deciding their compensation.

EXECUTIVE SUMMARY

WHO WE ARE

We are the largest interactive fitness platform in the world with a loyal community of over 3.1 million Members as of June 30, 2020. We pioneered connected, technology-enabled fitness, and the streaming of immersive, instructor-led boutique classes to our Members anytime, anywhere. We make fitness entertaining, approachable, effective, and convenient, while fostering social connections that encourage our Members to be the best versions of themselves.

We are an innovation company at the nexus of fitness, technology, and media. We have disrupted the fitness industry by developing a first-of-its-kind subscription platform that our Members love.

FISCAL 2020 BUSINESS HIGHLIGHTS

Fiscal 2020 was a transformative year for us. We made great progress in scaling our business, from manufacturing and logistics, to member support and field operations. We launched operations in Germany, our first foreign language market, and continued to grow our footprint in the United States, Canada and the United Kingdom. Our fiscal 2020 financial and operational highlights included the following:

•	Fiscal 2020 ending Connected Fitness Subscriptions grew 113% to over 1.09 million and paid Digital Subscriptions grew 210% to over 316,800; total Members grew to approximately 3.1 million.

•	Fiscal 2020 revenue grew 100% to $1.8 billion.

•	Connected Fitness Subscription Workouts grew 215% in fiscal 2020 to over 164.5 million, averaging 17.9 Monthly Workouts per Connected Fitness Subscription, versus 11.5 in the same period last year.

•	Average Net Monthly Connected Fitness Churn was 0.62% for fiscal 2020; 12-month retention rate was 92%.

•	Adjusted EBITDA was $117.7 million for fiscal 2020, representing an Adjusted EBITDA Margin of 6.4%.

36	|	2020 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

The graph below compares the cumulative total stockholder return on our Class A common stock with the cumulative total return on the Standard & Poor’s 500 Index and the Nasdaq Composite Index. The graph assumes an initial investment of $100 in our Class A common stock at the market close on September 26, 2019, which was our initial trading day. Data for the Standard & Poor’s 500 Index and the Nasdaq Composite Index assume reinvestment of dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Class A common stock.

2020 PROXY STATEMENT	|	37

                    EXECUTIVE COMPENSATION

FISCAL 2020 EXECUTIVE COMPENSATION HIGHLIGHTS

Consistent with our performance and compensation objectives, the compensation committee took the following actions relating to the compensation of our named executive officers for and during fiscal 2020:

•

Base Salary — The compensation committee approved an annual base salary for our CEO of $1,000,000 and set the annual base salaries for our other named executive officers in amounts ranging from $500,000 to $1,000,000.

•

Cash Bonuses — The compensation committee approved annual cash bonus payments under our Fiscal 2020 Bonus Plan which, in the aggregate, represented approximately 150% of target annual cash bonus opportunities for the full year, including an annual cash bonus payment in the amount of $1,500,000 to our CEO.

•

Long-Term Incentive Compensation Awards — The compensation committee granted a time-based option to purchase shares of our Class A common stock to align our executive officers’ incentives with the long-term interests of our company and our stockholders and focus our executive officers on achieving our financial and strategic objectives.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE

We strive to design our executive compensation program to balance the goals of attracting, motivating, rewarding, and retaining our executive officers, including our named executive officers, with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual initiative and effort, we seek to ensure that our program is designed so that a meaningful portion of our executive officers’ annual target total direct compensation is both “at-risk” and variable in nature. While we do not determine either “variable” or “fixed” pay for each executive officer with reference to a specific percentage of target total direct compensation, consistent with our “pay-for-performance” philosophy, generally, we seek to emphasize variable pay over fixed pay.

Generally, this philosophy is reflected in the target total direct compensation opportunities of our named executive officers. In fiscal 2020, the majority of the target total direct compensation granted to our CEO, Mr. Foley, consisted of variable pay in the form of a target annual cash bonus opportunity and long-term incentive compensation in the form of an option to purchase shares of our Class A common stock. As granted by the compensation committee, fixed pay, primarily consisting of base salary, made up only 9.2% of Mr. Foley’s target total direct compensation, while variable pay, consisting of his target annual cash bonus opportunity and long-term incentive compensation in the form of equity awards, made up 90.8% of his target total direct compensation. In the case of our other named executive officers, fixed pay, primarily consisting of base salary, made up on average only 10.2% of their target total direct compensation, while variable pay, consisting of their target annual cash bonus opportunities and long-term incentive compensation in the form of equity awards, made up on average 89.8% of their target total direct compensation. These variable pay elements ensured that a substantial portion of our named executive officers’ target total direct compensation for fiscal 2020 was contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below grant levels commensurate with our actual performance.

38	|	2020 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

As we continue to mature as a public company, we believe that the compensation elements provided to all of our executive officers, including our named executive officers, will continue to emphasize “at risk” and variable pay that should enable us to provide a balanced set of incentives for our executive officers to meet our business objectives and drive long-term growth.

EXECUTIVE COMPENSATION-RELATED POLICIES AND PRACTICES

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices that were in place for fiscal 2020:

WHAT WE DO

•	Maintain an Independent Compensation Committee. The compensation committee consists solely of independent directors who establish our compensation practices.

•

Annual Executive Compensation Review. The compensation committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.

•

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our named executive officers’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our named executive officers and stockholders.

•	Multi-Year Vesting Requirements. The annual equity awards granted to our named executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

•

Use a Pay-for-Performance Philosophy. The majority of our named executive officers’ compensation is directly linked to corporate performance; we also structure their target total direct compensation opportunities with a significant long-term equity element, thereby making a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon our stock price. performance.

•

“Double-Trigger” Change-in-Control Arrangements. Under our Severance and Change in Control Plan, all change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid).

2020 PROXY STATEMENT	|	39

                    EXECUTIVE COMPENSATION

WHAT WE DO NOT DO

•

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our named executive officers other than the plans and arrangements that are available to all employees. Our named executive officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

•	Limited Perquisites. We provide limited perquisites or other personal benefits to our named executive officers.

•

No Excise Tax Payments on Future Post-Employment Compensation Arrangements. We do not provide any excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

•

No Special Health or Welfare Benefits. We do not provide our named executive officers with any unique or special health or welfare benefit programs. They participate in our broad-based employee programs on the same basis as our other full-time, salaried employees.

•

No Hedging of our Equity Securities. Under our Insider Trading Policy, we prohibit our employees, including our named executive officers and the members of our board of directors, from hedging our securities.

STOCKHOLDER ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

At the Annual Meeting, we will be conducting a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of our named executive officers (commonly known as a “Say-on-Frequency” vote). Our board of directors is recommending that we hold future non-binding advisory votes on the compensation of our named executive officers on a triennial basis. For additional information about the Say-on-Frequency vote, see “Proposal No. 3” above.

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide market competitive compensation and benefit levels that will attract, motivate, reward and retain a highly-talented team of executives within the context of responsible cost management;
•	Incentivize executives to model our values of putting Members first, operating with a bias for action, empowering teams of smart creatives, and going far together;
•	Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executives;
•

Align the interests and objectives of our executives with those of our stockholders by linking their long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance; and

•	Offer total compensation opportunities to our executives that, while competitive, are internally consistent and fair.

The compensation committee has structured the annual compensation of our executive officers, including our named executive officers, using three principal elements: base salary, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards. The design of our executive compensation program is influenced by a variety of factors, with the primary goals being to align the interests of our executive officers and stockholders and to link pay with performance. More specifically,

40	|	2020 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

we seek to directly link the cash-based variable compensation of our executive officers to our short-term or annual performance, while we align longer-term incentive compensation with the objective of enhancing stockholder value over the long term. We believe the use of equity awards strongly links the interests of our executive officers to the interests of our stockholders.

In addition, our total compensation packages must be competitive with other companies in our industry to ensure that we can continue to attract, motivate, reward and retain the executive officers who we believe are critical to our success. Keeping this in mind, the compensation committee seeks to accomplish our executive compensation goals while maintaining appropriate levels of internal pay equity, both between our CEO and our other executive officers, and between our executive officers and other non-executive employees.

To date, the compensation committee has not adopted policies or employed guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

COMPENSATION-SETTING PROCESS

ROLE OF THE COMPENSATION COMMITTEE

The compensation committee discharges many of the responsibilities of our board of directors relating to the compensation of our executive officers, including our named executive officers. The compensation committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers. In addition, the compensation committee has authority to make decisions regarding the compensation of our executive officers, including our named executive officers. Finally, the compensation committee also makes recommendations to our board of directors for compensation programs for our non-employee members of our board of directors.

In carrying out its responsibilities, the compensation committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies, and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers when making decisions with respect to their compensation.

Although in fiscal 2020 the compensation decisions for our executive officers, including our named executive officers, were made at different times throughout the fiscal year as part of our transition to our status as a newly-public company, going forward the compensation committee intends to conduct an evaluation of our executive compensation program each year to determine if any changes are appropriate. In addition, the compensation committee intends to conduct an annual review of the compensation arrangements of our executive officers, including our named executive officers, typically during the first quarter of the fiscal year. The compensation committee’s authority, duties, and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. This charter is available in the “Investors” section of our website, which is located at https://investor.onepeloton.com.

SETTING TARGET TOTAL DIRECT COMPENSATION

To date, the compensation committee has reviewed each compensation element for our executive officers, including our named executive officers, as circumstances have warranted. As previously noted, going forward the compensation committee intends to review the compensation arrangements of our executive officers, including base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities and all related performance criteria at the beginning of each fiscal year, or more frequently as warranted.

2020 PROXY STATEMENT	|	41

                    EXECUTIVE COMPENSATION

The compensation committee does not establish a specific target or benchmark compensation for formulating the target total direct compensation of our executive officers, including our named executive officers. In making decisions about the compensation of our executive officers, the members of the compensation committee exercise their own judgment relying primarily on their general experience and subjective considerations of various factors, including the following:

•	our executive compensation program objectives;
•	our performance against the financial, operational and strategic objectives established by the compensation committee and our board of directors;
•	each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group;
•	the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•

the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;

•	the potential of each individual executive officer to contribute to our long-term financial, operational and strategic objectives;
•	our CEO’s compensation relative to that of our other executive officers, and compensation parity among our executive officers;
•	our financial performance relative to our peers;
•

the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of executive officer compensation levels based on an analysis of competitive market data;

•	the current economic value of each executive’s unvested equity and the ability of these unvested holdings to satisfy our retention objectives; and
•	the recommendations of our CEO with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The compensation committee does not weight these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. In making their decisions, which are subjective in nature, the members of the compensation committee consider all of this information in view of their individual experience, knowledge of our company, knowledge of the competitive market, knowledge of each executive officer, and business judgment.

The compensation committee does not use benchmarking in a formulaic manner against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers. Instead, in making its determinations, the compensation committee reviews surveys and other publicly information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment to gain a general understanding of market compensation levels.

42	|	2020 PROXY STATEMENT

                    EXECUTIVE COMPENSATION

ROLE OF MANAGEMENT

In discharging its responsibilities, the compensation committee works with members of our management, including our CEO. Our management assists the compensation committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The compensation committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual cash compensation, long-term incentive compensation, and other compensation-related matters for our executive officers, including our named executive officers (except with respect to his own compensation), based on his evaluation of their performance for the prior fiscal year.

At the beginning of each fiscal year, our CEO reviews the performance of our other executive officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior fiscal year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the compensation committee for each element of compensation as described above. The annual individual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and are reviewed with our board of directors.

The compensation committee reviews and discusses his proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our executive officers. Our CEO also attends meetings of the compensation committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

COMPENSATION CONSULTANT

Pursuant to its charter, the compensation committee has the authority to engage external advisors, including compensation consultants, legal counsel and other advisors to assist it in discharging the responsibilities of our board of directors relating to the compensation of our executive officers, including our named executive officers. In fiscal 2020, the compensation committee did not retain a compensation consultant or other advisor to serve in this capacity.

However, the compensation committee directed management to engage Compensia, a national compensation consultant, to advise management on various executive and equity compensation-related matters, which included providing information, analysis, and other advice during fiscal 2019, including the period leading to our initial public offering, and throughout fiscal 2020, including assistance with the development of a compensation peer group. From time to time, this information and analysis was made available to the compensation committee. The compensation committee has engaged Compensia to advise it with respect to fiscal 2021.

During fiscal 2020, Compensia worked with our management, including its executive officers, as requested and provided various services, including the following:

•	The updating of a compensation peer group;
•	The design, structure, and funding of an equity incentive plan and employee stock purchase plan;
•	A review and analysis of a post-employment compensation (severance and change-in-control) program; and
•	The design and structure of a post-IPO non-employee director compensation program.

2020 PROXY STATEMENT	|	43

                    EXECUTIVE COMPENSATION

COMPETITIVE POSITIONING

At the request of our management, in January 2019, Compensia developed a compensation peer group consisting of technology companies that were similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group was used to prepare various market analyses as requested by our management. This information and analysis was made available to the compensation committee as it was making decisions about our compensation structure in advance of our initial public offering, including the equity incentive plan and employee stock purchase plan funding analysis, the post-IPO non-employee director compensation program analysis, and post-employment compensation (severance and change-in-control) program analysis.

In evaluating and selecting the companies comprising the compensation peer group, Compensia considered the following primary criteria:

•	companies with a primary focus on the fitness lifestyle or high-growth technology companies with a strong consumer orientation;
•	similar revenues – within a range of approximately 0.5x to approximately 2.0x our projected fiscal 2019 revenues; and
•	similar market capitalization – within a range of approximately 0.3x to approximately 3.0x our projected initial public offering valuation.

The companies comprising the compensation peer group were as follows:

DOLBY LABORATORIES, INC.	RINGCENTRAL, INC.
GRUBHUB, INC.	ROKU, INC.
GUIDEWIRE SOFTWARE, INC.	SERVICENOW, INC.
LULULEMON ATHLETICA, INC.	SHOPIFY, INC.
MATCH GROUP, INC.	SPLUNK, INC.
NUTANIX, INC.	STAMPS.COM, INC.
PAYCOM SOFTWARE, INC.	WORKDAY, INC.
PROOFPOINT, INC.	ZILLOW GROUP, INC.
REALPAGE, INC.

Subsequently, the compensation committee used competitive market data drawn from the public filings of the companies in our compensation peer group in January and February 2020 when it was making decisions with respect to the “refresh” equity awards for our executive officers, including our named executive officers.

The compensation committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. The compensation committee intends to review our compensation peer group at least annually and make adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

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                    EXECUTIVE COMPENSATION

COMPENSATION ELEMENTS

The principal elements of our fiscal 2020 executive compensation program are set forth in the following table, each of which is described in more detail below. The compensation committee considers the factors described under “Compensation-Setting Process–Setting Target Total Direct Compensation” above to determine the form and amount of each element of compensation similarly for our CEO and our executive officers, including our other named executive officers.

The following table sets forth information regarding each individual compensation element, including a description of each element and a summary of the element’s key objectives.

COMPENSATION ELEMENT	DESCRIPTION	ELEMENT OBJECTIVES

BASE SALARY	Fixed cash compensation based on executive officer’s role, responsibilities, competitive market positioning, and individual performance	• Attract and retain key executive talent • Drive top-tier performance through individual contributions

ANNUAL CASH BONUSES	Annual cash incentive with target award amounts for each executive officer; actual bonuses may be higher or lower than target based on corporate financial and individual performance	• Attract and retain key executive talent • Encourage and reward achievement of annual performance objectives • Drive top-tier performance through individual contributions

LONG-TERM INCENTIVE COMPENSATION	Long-term equity awards granted in the form of time-based options and restricted stock units to purchase shares of our Class A common stock	• Attract and retain key executive talent • Drive top-tier performance through long-term individual contributions and focus on sustained success

BASE SALARY

Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation intended to attract and retain highly talented individuals. Generally, we use base salary to provide each executive officer, including each named executive officer, with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

The compensation committee intends to review the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and consider making adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.

In June 2019, the compensation committee reviewed the base salaries of our executive officers, including our named executive officers, taking into consideration the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in “Compensation-Setting Process–Setting Target Total Direct Compensation” above. Following this review, the compensation committee determined to adjust the base salaries of each of our executive officers, including each of our named executive officers, to move their base salaries closer to the market median for executives holding comparable positions at the companies with which we compete for executive talent.

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                    EXECUTIVE COMPENSATION

The base salaries of our named executive officers for fiscal 2020 were as follows:

NAMED EXECUTIVE OFFICER	FISCAL 2019 BASE SALARY ($)		FISCAL 2020 BASE SALARY ($) (1)

MR. FOLEY	$500,000		$1,000,000

MR. LYNCH	$500,000		$1,000,000

MS. WOODWORTH	$500,000		$750,000

MR. CORTESE	$425,000	(2)	$500,000

MR. KUSHI	$400,000		$750,000

(1)	These base salaries were effective July 1, 2019.

(2)	Effective April 1, 2019, Mr. Cortese’s annual base salary was increased from $400,000 to $425,000.

The actual base salaries paid to our named executive officers in fiscal 2020 are set forth in the “ Summary Compensation Table” below.

ANNUAL CASH BONUSES

In fiscal 2020, we provided our executive officers, including our named executive officers, with the opportunity to earn cash bonuses to encourage the achievement of our corporate performance objectives and to reward those individuals who significantly impact our corporate results based on the objectives set forth in our annual operating plan. The compensation committee determines and approves our cash bonus decisions.

In August 2019, the independent members of our board of directors, upon the recommendation of the compensation committee, approved the Peloton Interactive, Inc. Fiscal 2020 Annual Bonus Plan, or Fiscal 2020 Bonus Plan, providing an opportunity for our executive officers, including our named executive officers, and certain key employees to earn cash bonuses, as described hereafter. Pursuant to the Fiscal 2020 Bonus Plan, each participant was eligible to receive a cash bonus for the fiscal year based on our achievement of one or more pre-established corporate performance objectives as set forth in our fiscal 2020 annual operating plan and an evaluation of the participant’s individual performance during the fiscal year. The amount actually paid to a participant could be more or less than his or her target annual cash bonus, depending on the extent to which applicable performance objectives were satisfied.

Target Annual Cash Bonus Opportunity

Under the Fiscal 2020 Bonus Plan, each participant’s actual annual cash bonus was to be calculated by reference to a target annual cash bonus opportunity based on a percentage of his or her annual base salary for the fiscal year as recommended, in the case of our executive officers, including our named executive officers, by the compensation committee and approved by the independent members of our board of directors. In August 2019, the compensation committee recommended, and the independent members of our board of directors approved, the target annual cash bonus opportunities for our executive officers based on a comparison of our executive officers’ target cash bonus opportunities to those of the executives holding comparable positions at the companies in our compensation peer group, as well as an assessment of our fiscal 2019 performance, the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), and the other factors described in “Compensation-Setting Process–Setting Target Total Direct Compensation” above. For purposes of the Fiscal 2020 Bonus Plan, the cash bonuses of our named executive officers were to be weighted 80% on corporate performance and 20% on individual performance.

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                    EXECUTIVE COMPENSATION

The target annual cash bonus opportunities for our named executive officers for purposes of the Fiscal 2020 Bonus Plan were as follows:

NAMED EXECUTIVE OFFICER	TARGET CASH BONUS OPPORTUNITY (AS A PERCENTAGE OF BASE SALARY)	TARGET CASH BONUS OPPORTUNITY ($)

MR. FOLEY	100%	$1,000,000

MR. LYNCH	100%	$1,000,000

MS. WOODWORTH	100%	$750,000

MR. CORTESE	100%	$500,000

MR. KUSHI	100%	$750,000

Corporate Performance Objectives

Participants in the Fiscal 2020 Bonus Plan were eligible to receive an annual cash bonus based upon the attainment of one or more corporate performance objectives that were selected by the compensation committee, and approved by the independent members of our board of directors, and which related to financial goals that were important to us. Annual cash bonuses were funded based on our actual results for the fiscal year as evaluated against these performance objectives as well as an evaluation of each participant’s individual performance for the fiscal year.

In August 2019, the compensation committee recommended, and the independent members of our board of directors selected, two equally weighted financial performance metrics for the Fiscal 2020 Bonus Plan: total revenue and adjusted earnings before interest, taxes, depreciation and amortization, stock based compensation, certain litigation and settlement expenses and specific non-recurring costs (“Adjusted EBITDA”). Total revenue for purposes of the Fiscal 2020 Bonus Plan meant our GAAP revenue, as reflected in our audited financial statements for fiscal 2020. The compensation committee and the independent members of our board of directors believed these metrics were appropriate because, in their view, they were the best indicators of our successful execution of our annual operating plan and they provided a strong emphasis on growth while managing expenses, which they believed would most directly influence the creation of sustainable long-term stockholder value.

The compensation committee established, and the independent members of our board of directors approved, threshold, target, and maximum achievement levels for each of the financial performance metrics. To the extent that performance for any metric was below the threshold performance level, there would be no payment with respect to that metric. In addition, the potential payment for any metric was capped at the maximum performance level. Achievement levels and payment percentages for performance between the threshold and maximum performance levels were set forth in a matrix approved by the compensation committee. Payment for performance at points between those reflected in the matrix were to be calculated using straight-line interpolation.

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                    EXECUTIVE COMPENSATION

The pre-established performance levels for the two financial performance metrics were as follows:

REVENUE (WEIGHTED 40%)

ATTAINMENT VS. PLAN	AMOUNT ($)(IN MILLIONS)	TARGET ATTAINMENT PERCENTAGE	PAYOUT PERCENTAGE

BELOW THRESHOLD	< $1,343	< 93%	—%

THRESHOLD	$1,343	93%	50%

TARGET	$1,448	100%	100%

MAXIMUM	$1,564 or more	108%	150%

ADJUSTED EBITDA (WEIGHTED 40%)

ATTAINMENT VS. PLAN	AMOUNT ($)(IN MILLIONS)	TARGET ATTAINMENT PERCENTAGE	PAYOUT PERCENTAGE

BELOW THRESHOLD	< ($260)	< 83%	—%

THRESHOLD	($260)	83%	50%

TARGET	($217)	100%	100%

MAXIMUM	($191)	114%	150%

Individual Performance Objectives

In addition to our actual results as measured against the corporate performance objectives under the Fiscal 2020 Bonus Plan, 20% of the target annual cash bonus opportunities for our named executive officers were based on an assessment of their overall performance for the fiscal year as measured against his or her individual performance goals. As part of our annual performance evaluation process, our CEO, after consultation with each executive officer, established his or her performance goals for the year. These performance goals were not intended to be formulaic, but rather to serve as the framework upon which our CEO could evaluate the executive officer’s overall performance. Such performance goals were established with reference to each individual executive officer’s position or function within our company. These performance goals also included the demonstration of leadership and effective decision-making, effective communication, promotion of our strategic and organizational initiatives and values, commitment to excellence and work ethic and, in certain circumstances, included more specific objectives for the executive officer, such as the successful completion of major projects and organization capability building. In the case of our CEO, his individual overall performance was considered and discussed with the independent members of our board of directors.

Following the end of the fiscal year, the compensation committee, based on the review of each executive officer’s actual results for fiscal 2020 as compared to their objectives for the year, as well as the recommendation of our CEO as to a cash bonus payment (other than with respect to his own performance), assessed the performance of our executive officers and made its annual cash bonus payment determinations.

Annual Cash Bonus Payments

In September 2020, the compensation committee determined the annual cash bonus payments for our executive officers, including our named executive officers, for fiscal 2020. First, the compensation committee reviewed our performance with respect to each of the corporate performance objectives and determined the extent to which each financial performance metrics had been achieved for the year.

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                    EXECUTIVE COMPENSATION

Specifically, the compensation committee determined that our total revenue for fiscal 2020 was $1.825 billion and our Adjusted EBITDA for fiscal 2020 was $118 million. Based on our achievements with respect to each of the financial performance metrics for the fiscal year, the compensation committee determined that our attainment level for the corporate performance objectives was 150%. Based on these results, the compensation committee then determined the corporate performance objectives percentage achievement versus the target performance level set for the fiscal year, and the corresponding weighted payment levels, with respect to the corporate performance objectives as follows:

CORPORATE PERFORMANCE COMPONENT	WEIGHTING	PERCENTAGE ACHIEVEMENT VERSUS TARGET PERFORMANCE	WEIGHTED PAYMENT LEVEL

REVENUE	40%	150%	60%

ADJUSTED EBITDA	40%	150%	60%

TOTAL			120%

After the overall payment level for the corporate performance objectives under the Fiscal 2020 Bonus Plan had been determined to be 120%, the compensation committee then considered the individual performance of each of our executive officers, including each of our named executive officers. Our CEO evaluated the individual performance of each of our executive officers, including each of our other named executive officers, for fiscal 2020 and provided his recommendations to the compensation committee with respect to the remaining portion of their target annual cash bonus opportunities under the Fiscal 2020 Bonus Plan. The compensation committee considered these recommendations, as well as the assessment of the individual performance of our CEO by the independent members of our board of directors and its resulting recommendation for the individual performance portion of our CEO’s target annual cash bonus opportunity, and determined that our executive officers, including our CEO and our other named executive officers, had achieved their individual performance objectives at a 150% level.

The compensation committee determined to make the following annual cash bonus payments to our named executive officers for fiscal 2020:

NAMED EXECUTIVE OFFICER	FISCAL 2020 TARGET ANNUAL CASH BONUS OPPORTUNITY ($)	FISCAL 2020 ANNUAL CASH BONUS PAYMENT – CORPORATE PERFORMANCE OBJECTIVES ($)	FISCAL 2020 ANNUAL CASH BONUS PAYMENT – INDIVIDUAL PERFORMANCE OBJECTIVES ($)	TOTAL ACTUAL ANNUAL CASH BONUS PAYMENT ($)	ACTUAL ANNUAL CASH BONUS PAYMENT (AS A PERCENTAGE OF THE TARGET ANNUAL CASH BONUS OPPORTUNITY) (%)

MR. FOLEY	$1,000,000	$1,200,000	$300,000	$1,500,000	150%

MR. LYNCH	$1,000,000	$1,200,000	$300,000	$1,500,000	150%

MS. WOODWORTH	$750,000	$900,000	$225,000	$1,125,000	150%

MR. CORTESE	$500,000	$600,000	$150,000	$750,000	150%

MR. KUSHI	$750,000	$900,000	$225,000	$1,125,000	150%

The annual cash bonuses paid to our named executive officers for fiscal 2020 are set forth in the “Summary Compensation Table” below.

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                    EXECUTIVE COMPENSATION

LONG-TERM INCENTIVE COMPENSATION

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. We use equity awards to incentivize and reward our executive officers, including our named executive officers, for long-term corporate performance based on the value of our Class A common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders over a multi-year period. Equity awards also help us retain our executive officers in a highly competitive market.

In January 2020, the compensation committee engaged in a discussion with management with respect to making “refresh” equity awards to our employees, including our executive officers. Among other things, this discussion included a review of current market trends in the grant of equity awards, the amount of equity compensation held by the executive officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives) and the company’s contemplated “refresh” equity budget and potential award ranges for our employees, including our executive officers. In evaluating current market trends, the compensation committee reviewed the equity compensation practices of the companies in our compensation peer group, as well as the practices of the following large market capitalization companies with which we compete for executive talent:

ALPHABET, INC.	JP MORGAN CHASE & CO.
AMAZON.COM, INC.	MASTERCARD, INC.
APPLE, INC.	MICROSOFT CORPORATION
AT&T, INC.	NESTLE S.A.
BANK OF AMERICA CORPORATION	TENCENT HOLDINGS LTD.
BERKSHIRE HATHAWAY, INC.	THE PROCTER & GAMBLE COMPANY
EXXON MOBIL CORPORATION	VISA, INC.
FACEBOOK, INC.	WALMART, INC.
JOHNSON & JOHNSON

The compensation committee believe it appropriate to review the equity compensation practices of the companies in the above-listed large market capitalization companies because these are the same companies that the compensation committee believe aggressively compete with us in recruiting such talent regardless of the fact that they are in entirely different markets and sectors.

In February 2020, the compensation committee determined to grant equity awards in the form of options to purchase shares of our Class A common stock to deliver long-term incentive compensation opportunities to our executive officers. At that time, the compensation committee believed stock options provided an effective performance incentive for our executive officers because they would derive value from their options only if our stock price increases (which benefits all stockholders) and they remain employed with us beyond the date that their options “vest” (that is, become exercisable).

To date, the compensation committee has not applied a rigid formula in determining the size of these equity awards. The compensation committee determined the amount of the equity award for each executive officer after taking into consideration market data from the competitive talent peer group described above and our compensation peer group, the amount of equity compensation held by the executive officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the companies in our compensation peer group, the potential voting power dilution to our stockholders (our “overhang”) in relation to the companies in our compensation peer group, the recommendations of our CEO (except with respect to his own equity award) and the other relevant factors described in “Compensation-Setting Process–Setting Target Total Direct Compensation” above.

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                    EXECUTIVE COMPENSATION

In February 2020, the compensation committee granted the following options to purchase shares of our Class A common stock to our named executive officers:

NAMED EXECUTIVE OFFICER	OPTIONS TO PURCHASE SHARES OF OUR CLASS A COMMON STOCK (#)

MR. FOLEY	750,000

MR. LYNCH	650,000

MS. WOODWORTH	450,000

MR. CORTESE	400,000

MR. KUSHI	450,000

The options to purchase shares of our Class A common stock vest (and become exercisable) over a four-year period, with 1/48th of the total number of shares subject to the option vesting monthly in equal monthly increments commencing on the vesting commencement date of February 28, 2020, contingent upon the named executive officer’s remaining continuously employed by us through each applicable vesting date. The stock options have an exercise price of $26.69 per share, the fair market value of our Class A common stock on the date of grant.

Employee Equity Choice Program

On March 25, 2020, the compensation committee approved the Employee Equity Choice Program to allow service providers to elect to receive the equity awards granted to them under of 2019 Plan either in the form of an option to purchase shares of our Class A common stock (an “Option”) or a restricted stock unit (“RSU”) award that may be settled for shares of our Class A common stock. Specifically, under the Employee Equity Choice Program, employees, including our executive officers, who are selected by the compensation committee to receive an equity award may chose the form of the equity award as follows:

•	100% of the grant value of the equity award in the form of an Option;
•	50% of the grant value of the equity award in the form of an Option and 50% of the grant value of the award in the form of an RSU award; or
•	100% of the grant value of the equity award in the form of an RSU award.

If an eligible employee does not make a timely election as to the form of his or her equity award, 100% of the grant value of such employee’s equity award will be granted in the form of an Option.

None of our executive officers, including our named executive officers, participated in the Employee Equity Choice Program during fiscal 2020.

The equity awards granted to our named executive officers during fiscal 2020 are set forth in the “ Summary Compensation Table” and the “Grants of Plan-Based Awards Table” below.

HEALTH AND WELFARE BENEFITS

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, and commuter benefits.

We also maintain a tax-qualified Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for

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                    EXECUTIVE COMPENSATION

retirement on a tax-advantaged basis. Participants may make pre-tax contributions to the Section 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Internal Revenue Code of 1986, as amended (the “Code”). An employee’s interest in his or her pre-tax deferrals is 100% vested when contributed. As a tax-qualified retirement plan, contributions to the Section 401(k) Plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to the employees until withdrawn or distributed from the plan. In fiscal 2020, we matched the Section 401(k) Plan contributions for all employees who contribute to the Section 401(k) Plan, including our executive officers. Specifically, we match 100% of an employee’s contributions up to a maximum of either the lesser of 4% of contributions or $19,000 in a calendar year.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

PERQUISITES AND OTHER PERSONAL BENEFITS

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to all our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee and will be fully disclosed in accordance with SEC disclosure requirements.

EMPLOYMENT ARRANGEMENTS

We have entered into written employment offer letters with our CEO and each of our other named executive officers (other than Mr. Kushi). We believe that these arrangements were necessary to induce these individuals to forego other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

Each of these employment offer letters provides for “at will” employment (meaning that either we or the executive officer may terminate the employment relationship at any time without cause) and sets forth the initial compensation arrangements for the named executive officer, including an initial base salary, eligibility for an annual cash bonus based on a percentage of his or her base salary, participation in our employee benefit programs and, in some instances, a recommendation for an equity award in the form of an option to purchase shares of our Class A common stock. Typically, these employment offer letters also required the named executive officer to execute or reaffirm his or her prior execution of our standard proprietary information and inventions agreement.

For detailed descriptions of the employment offer letters we maintained with our named executive officers during fiscal 2020, see “Offer Letters” below.

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                    EXECUTIVE COMPENSATION

POST-EMPLOYMENT COMPENSATION

Each of our named executive officers has entered into a participation agreement under our Severance and Change in Control Plan (the “Severance Plan”), which provides certain protections in the event of their involuntary termination of employment under specified circumstances, including following a change in control of our company. The provisions of the Severance Plan supersede the post-employment compensation provisions contained in the named executive officers’ employment offer letters.

These arrangements provide reasonable compensation to the named executive officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing named executive officer to execute (and not revoke) a general release of claims acceptable to us as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements help maintain their continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of our company.

In determining payment and benefit levels under the various circumstances triggering post-employment compensation provisions under the Severance Plan, the compensation committee has drawn a distinction between (i) voluntary terminations of employment without good reason or terminations of employment for cause and (ii) terminations of employment without cause or voluntary terminations of employment for good reason. Payment in the latter circumstances has been deemed appropriate in light of the benefits described in the prior paragraphs, as well as the likelihood that the named executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either performance challenges or an affirmative decision by the executive to end his or her relationship without fault by our company.

All payments and benefits under the Severance Plan in the event of a change in control of our company are payable only if there is a subsequent loss of employment by a named executive officer (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of our company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In the event of a change in control of our company, to the extent Section 280G or 4999 of the Internal Revenue Code of 1986, or the Code, is applicable to a named executive officer, such individual is entitled to receive either payment of the full amounts specified in the Severance Plan to which he or she is entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving the greatest after-tax amount.

We do not use excise tax payments (or “gross-ups”) relating to a change in control of our company and have no such obligations in place with respect to any of our named executive officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements in the event of a change in control of our company are essential to attracting and retaining highly-qualified executive officers. The compensation committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual compensation for our executive officers. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.

For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our named executive officers during fiscal 2020, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on June 30, 2020, see “Potential Payments Upon Termination or Change in Control” below.

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                    EXECUTIVE COMPENSATION

OTHER COMPENSATION POLICIES

Equity Granting Policy

The compensation committee (including the equity award subcommittee of the board of directors) has adopted an equity award granting policy which provides as follows:

•

In the case of a newly-hired employee, the effective date of grant of an equity award, or grant date, will be the first day of the month (or if such date is not a trading day, on the next trading day) immediately following the date on which the compensation committee approves the grant. All grants are conditioned on the employee being an employee with us on the grant date. In addition, the vesting commencement date for any such new-hire grant will be the newly hired employee’s hire date.

•

In the case of an equity award granted for “refresh,” promotion or other discretionary purposes, the effective date of grant will be the first day of the month (or if such date is not a trading day, on the next trading day) immediately following the date on which the compensation committee approves the grant; provided, however, that if such date falls within a trading blackout period, then the grant date will be on the next trading day immediately following the public dissemination of the information giving rise to the blackout period, or such other date as approved by the compensation committee with advice of legal counsel.

•

The exercise price of any option to purchase shares of our Class A common stock or any stock appreciation right to purchase shares of our Class A common stock will be the closing price of our Class A common stock on the grant date on the principal national securities exchange on which our Class A common stock is listed or admitted to trade.

Hedging and Pledging Restrictions

Our Insider Trading Policy prohibits our employees (including our executive officers) and the non-employee members of our board of directors from engaging in transactions involving options or other derivative securities on our securities, such as puts and calls, whether on an exchange or in any other market (provided, however, that such individuals may exercise compensatory equity grants issued by us). In addition, our Insider Trading Policy prohibits our employees (including our executive officers) and the non-employee members of our board of directors from engaging in hedging or monetization transactions involving our securities, such as zero-cost collars and forward sale contracts or contributing our securities to exchange funds that could be interpreted as having the effect of hedging in our securities. Finally, our Insider Trading Policy prohibits our employees (including our officers) and the non-employee members of our board of directors from using or pledging our securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by our Compliance Officer, in his or her sole discretion, provided, however, that an individual may only pledge up to 40% of the value of such individual’s vested and outstanding securities. For additional information, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

RULE 10B5-1 SALES PLANS

Our Insider Trading Policy requires that each of our directors, executive officers and certain other senior level persons who have been designated as having regular access to material nonpublic information about Peloton in the normal course of their duties may conduct any open market sales or purchases of our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Exchange Act. Under Rule 10b5-1, insiders can buy and sell our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our Class A common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about Peloton at the time of the sale. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

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                    EXECUTIVE COMPENSATION

TAX AND ACCOUNTING CONSIDERATIONS

DEDUCTION LIMITATION

Generally, Section 162(m) of the Code as amended by the Tax Cuts and Jobs Act of 2017, or TCJA, disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain persons, generally their chief executive officer, chief financial officer, and any employee who is among the three highest compensated executive officers for the taxable year (other than the chief executive officer and chief financial officer), regardless of whether the executive officer is serving at the end of the public company’s taxable year and regardless of whether the executive officer’s compensation is subject to disclosure for the last completed fiscal year under the applicable SEC rules, or a Covered Employee. In addition, once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment. Compensation paid to a Covered Employee in excess of $1 million will be subject to the deduction limit unless it qualifies for separate transition relief applicable to certain arrangements that qualify as written binding contracts that were in effect on November 2, 2017 and which have not been subsequently materially modified.

Prior to the TCJA, Section 162(m) provided transition relief for newly-public companies pursuant to which the $1 million deduction limit did not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the company was not a publicly held corporation and which was disclosed in the company’s public filings at the time of its initial public offering, subject to certain requirements and limitations. This transition relief remained in effect until the earliest to occur of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that had been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurred after the close of the third calendar year following the calendar year in which the company’s initial public offering occurred.

The Internal Revenue Service has issued proposed regulations to implement the amendments made to Section 162(m) by the TCJA that would eliminate this transition relief for companies that become a publicly-held corporation through an initial public offering after December 20, 2019. Since we first became a publicly-held corporation through an initial public offering before December 20, 2019, we should be able to rely on the transition relief for stock options granted under the 2019 Plan until the earliest to occur of the events enumerated above and for restricted stock unit awards granted under our 2019 Plan that are settled prior to the first meeting of stockholders at which directors are to be elected that occurred after the close of the third calendar year following the calendar year in which the our initial public offering occurred. Likewise, bonuses paid for our fiscal year ended June 30, 2020 should be deductible.

Notwithstanding the foregoing, because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the proposed regulations, as well as other factors beyond the control of our compensation committee, no assurance can be given that any compensation paid by us will qualify for the transition relief under Section 162(m) for newly-public companies or the transition relief for compensation paid pursuant to written binding contracts and be deductible by us in the future.

Although our compensation committee may consider the tax implications as one factor in making compensation decisions for our Covered Employees, our compensation committee also considers other factors in making such decisions, including ensuring that our executive compensation program supports our business strategy. Consequently, our compensation committee retains the discretion and flexibility to compensate our named executive officers in a manner consistent with the objectives of our executive compensation program and the best interests of Peloton and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit of Section 162(m). While the transition relief for newly-public companies may help to minimize the effect of the deduction limit under Section 162(m) in the short-term, we expect that, going forward, some portion of our named executive officers’ compensation will not be fully deductible by us for federal income tax purposes.

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                    EXECUTIVE COMPENSATION

ACCOUNTING FOR STOCK-BASED COMPENSATION

We follow FASB ASC Topic 718, Compensation—Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all stock-based payments made to our employees and the members of our board of directors, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our stock-based compensation awards in our statement of operations over the period that a recipient is required to render services in exchange for the stock option or other award.

REPORT OF THE COMPENSATION COMMITTEE

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

SUBMITTED BY THE COMPENSATION COMMITTEE

Erik Blachford, Chair

Jay Hoag

Pamela Thomas-Graham

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                    EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation awarded to, earned by or paid to each of our named executive officers for all services rendered in all capacities during the last three or fewer fiscal years during which such individuals were named executive officers.

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)		OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
JOHN FOLEY Chief Executive Officer	2020	974,359		8,882,408	1,500,000	—		11,356,767
	2019	500,000		20,109,700	750,000	—		21,359,700
	2018	500,000		4,348,883	642,770	—		5,491,653
JILL WOODWORTH Chief Financial Officer	2020	730,769		5,329,445	1,125,000	—		7,185,214
	2019	500,000		9,730,500	750,000	—		10,980,500
	2018	92,949	(3)	3,360,486	—	—		3,453,435
WILLIAM LYNCH President	2020	974,359		7,698,087	1,500,000	33,050	(4)	10,205,496
	2019	500,000		20,109,700	750,000	49,152	(5)	21,408,852
	2018	500,000		7,782,200	642,770	55,702	(5)	8,980,672
THOMAS CORTESE Chief Operating Officer and Head of Product Development
	2020	487,180		4,737,284	750,000	12,184	(6)	5,986,648

HISAO KUSHI Chief Legal Officer and Secretary
	2020	730,769		5,329,445	1,125,000	81,016	(7)	7,266,230

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to our named executive officers during fiscal 2018, fiscal 2019 and fiscal 2020 as computed in accordance with FASB Accounting Standards Codification Topic 718, or FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in note 15 of the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended June 30, 2020 filed with the SEC on September 10, 2020. These amounts do not reflect the actual economic value realized by our named executive officers, which will vary depending on the performance of our Class A common stock. For additional information, see “—Outstanding Equity Awards at Fiscal Year End Table.”

(2)

See “—Grants of Plan-Based Award Table” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts our named executive officers were eligible to earn in fiscal 2020. See also “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonuses” for a discussion regarding our non-equity incentive plan compensation in 2020.

(3)	Ms. Woodworth joined us as our Chief Financial Officer in April 2018.

(4)

The amount reported includes (i) a 401(k) plan matching contribution of $11,400 and (ii) $21,650 in reimbursements for expenses incurred while commuting between Mr. Lynch’s primary residence in Virginia and our corporate headquarters in New York, including costs related to personal and familial use of commercial and chartered aircrafts. These commuting costs are calculated as the actual amounts reimbursed or paid by us for the flights and include tax gross-ups of $7,902.

(5)

The amount reported represents reimbursements for expenses incurred while commuting between Mr. Lynch’s primary residence in Virginia and our corporate headquarters in New York, including costs related to personal and familial use of commercial and chartered aircrafts. These costs are calculated as the actual amounts reimbursed or paid by us for the flights.

(6)	The amount reported represents a 401(k) plan matching contribution.

(7)

The amount reported includes (i) a 401(k) plan matching contribution of $11,400 and (ii) $69,616 related to the reimbursement for expenses incurred while commuting between Mr. Kushi’s primary residence in California and our corporate headquarters in New York. These costs are calculated as the actual amounts reimbursed or paid by us for the flights and include tax gross-ups of $34,091.

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                    EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning each grant of an award made in fiscal 2020 for each of our named executive officers under any compensation plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

ESTIMATED FUTURE PAYOUTS

UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)

NAME	TYPE OF AWARD	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	ALL OTHER STOCK OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)(2)	GRANT DATE FAIR VALUE OF OPTION AWARDS ($)(3)

JOHN FOLEY	Cash	N/A	500,000	1,000,000	1,500,000	—	—	—
	Options(4)	2/28/2020	—	—		750,000	26.69	8,882,408

JILL WOODWORTH	Cash	N/A	375,000	750,000	1,125,000	—	—	—
	Options(4)	2/28/2020	—	—	—	450,000	26.69	5,329,445

WILLIAM LYNCH	Cash	N/A	500,000	1,000,000	1,500,000	—	—	—
	Options(4)	2/28/2020	—	—	—	650,000	26.69	7,698,087

THOMAS CORTESE	Cash	N/A	250,000	500,000	750,000	—	—	—
	Options(4)	2/28/2020	—	—	—	400,000	26.69	4,737,284

HISAO KUSHI	Cash	N/A	375,000	750,000	1,125,000	—	—	—
	Options(4)	2/28/2020	—	—	—	450,000	26.69	5,329,445

(1)

These amounts reflect the threshold, target, and maximum non-equity incentive cash bonus amounts for performance for the fiscal year ended June 30, 2020, as described in “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonuses”. Target bonuses were set as a percentage of each named executive officer’s target base salary for the fiscal year ended June 30, 2020, and were paid in September 2020 at 150% of base salary for each of Messrs. Foley, Lynch, Cortese, Kushi and Ms. Woodworth.

(2)	Stock options were granted with an exercise price equal to 100% of the fair market value on the February 28, 2020 date of grant, which was $26.69 per share.

(3)

The amounts reported in the Grant Date Fair Value of Option Awards column represent the grant date fair value of the stock options granted to our named executive officers during fiscal 2020 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the column are set forth in Note 15 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on September 10, 2020. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

(4)

Vests monthly at the rate of 1/48th of our Class A common stock underlying the stock option following the vesting commencement date, in each case subject to continued service. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

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                    EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table presents, for each of the named executive officers, information regarding outstanding stock options held as of June 30, 2020.

	OPTION AWARDS

NAME	GRANT DATE		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE

JOHN FOLEY	7/13/2015	(2)	1,420,000	—	0.1875	7/12/2025
	4/20/2016	(2)	4,600,000	—	1.6646	4/19/2026
	10/13/2017	(3)	1,400,000	—	2.89	10/12/2027
	4/2/2018	(3)	1,200,000	—	3.28	4/1/2028
	1/17/2019	(3)	3,100,000	—	8.82	1/16/2029
	2/28/2020	(4)	62,500	687,500	26.69	2/27/2030

JILL WOODWORTH	4/2/2018	(5)	1,749,900	—	3.28	4/1/2028
	1/17/2019	(3)	1,500,000	—	8.82	1/16/2029
	2/28/2020	(4)	37,500	412,500	26.69	2/27/2030

WILLIAM LYNCH	8/8/2017	(5)	649,188	—	2.89	8/7/2027
	4/2/2018	(3)	550,000	—	3.28	4/1/2028
	1/17/2019	(3)	3,078,452	—	8.82	1/16/2029
	2/28/2020	(4)	54,167	595,833	26.69	2/27/2030

THOMAS CORTESE	7/13/2015	(2)	1,437,536	—	0.1875	7/12/2025
	4/20/2016	(2)	800,000	—	0.7525	4/19/2026
	10/13/2017	(3)	600,000	—	2.89	10/12/2027
	4/2/2018	(3)	400,000	—	3.28	4/1/2028
	1/17/2019	(3)	1,500,000	—	8.82	1/16/2029
	2/28/2020	(4)	33,333	366,667	26.69	2/27/2030

HISAO KUSHI	4/20/2016	(2)	800,000	—	0.7525	4/19/2026
	10/13/2017	(3)	600,000	—	2.89	10/12/2027
	4/2/2018	(3)	400,000	—	3.28	4/1/2028
	1/17/2019	(3)	1,500,000	—	8.82	1/16/2029
	2/28/2020	(4)	37,500	412,500	26.69	2/27/2030

(1)

The outstanding stock option awards granted on February 28, 2020 were granted under the 2019 Plan and are for shares of Class A common stock. All other outstanding stock option awards were granted under the 2015 Plan and are for shares of Class B common stock.

(2)	The option is 100% vested and exercisable.

(3)

Vests monthly at the rate of 1/48th of our Class B common stock underlying the stock option following the vesting commencement date, in each case subject to continued service. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(4)

Vests monthly at the rate of 1/48th of our Class A common stock underlying the stock option following the vesting commencement date, in each case subject to continued service. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(5)

Vests with respect to 1⁄4th of the shares of our Class B common stock underlying the stock option on the one-year anniversary of the vesting commencement date and the remaining 3⁄4th of the shares underlying the option vest in equal monthly installments over three years, in each case subject to continued service. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

2020 PROXY STATEMENT	|	59

                    EXECUTIVE COMPENSATION

STOCK OPTION EXERCISES TABLE

The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options during fiscal year ended June 30, 2020 and the aggregate value realized upon the exercise of stock options. None of our named executive officers owned any RSUs which vested or settled during the fiscal year ended June 30, 2020.

	OPTION AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)(2)

JOHN FOLEY	—	—

JILL WOODWORTH	250,100	10,770,519

WILLIAM LYNCH	470,076	16,130,209

THOMAS CORTESE	—	—

HISAO KUSHI	—	—

(1)

These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.

(2)

The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the stock option. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

OFFER LETTERS

Currently, we have offer letters agreements with the following named executive officers: Mr. Foley, Ms. Woodworth, Mr. Lynch and Mr. Cortese. All of our named executive officers are employed on an at-will basis, with no fixed term of employment. Each of our named executive officers will receive benefits upon certain qualifying terminations of employment as described in the section titled “—Potential Payments upon Termination or Change in Control.”

JOHN FOLEY

Mr. Foley, our Chairman and Chief Executive Officer, is a party to an offer letter with us dated September 9, 2019. Mr. Foley is an at-will employee. Mr. Foley’s annual base salary as of June 30, 2020 was $1,000,000 and his target bonus for fiscal year 2020 was $1,000,000.

JILL WOODWORTH

Ms. Woodworth, our Chief Financial Officer, is a party to an offer letter with us dated December 8, 2017. Ms. Woodworth is an at-will employee. Ms. Woodworth’s annual base salary as of June 30, 2020 was $750,000 and her target bonus for fiscal year 2020 was $750,000.

WILLIAM LYNCH

Mr. Lynch, our President, is a party to an offer letter with us dated January 28, 2017. Mr. Lynch is an at-will employee. Mr. Lynch’s annual base salary as of June 30, 2020 was $1,000,000 and his target bonus for fiscal year 2020 was $1,000,000.

THOMAS CORTESE

Mr. Cortese, our Chief Operating Officer, is a party to an offer letter with us dated February 6, 2017. Mr. Cortese is an at-will employee. Mr. Cortese’s annual base salary as of June 30, 2020 was $500,000 and his target bonus for fiscal year 2020 was $500,000.

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                    EXECUTIVE COMPENSATION

HISAO KUSHI

As a co-founder, Mr. Kushi, our Chief Legal Officer and Secretary, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Kushi. Mr. Kushi is an at-will employee. Mr. Kushi’s annual base salary as of June 30, 2020 was $750,000 and his target bonus for fiscal year 2020 was $750,000.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our officers, including our named executive officers, is also a participant in our Severance Plan. Pursuant to the Severance Plan and their respective participation agreements, if any of our named executive officers is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Severance Plan), he or she will be entitled to receive a cash amount, equal to his or her (i) annual base salary payable in 12 monthly installments, (ii) target bonus for the fiscal year in which the termination occurs, pro-rated to reflect the partial year of service and (iii) any annual bonus earned for our prior fiscal year to the extent not yet paid, with each of the foregoing bonus amounts in clauses (ii) and (iii) payable in a lump-sum. In addition, the named executive officer will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that the named executive officer and his or her covered dependents become eligible for coverage under another employer’s plans. In addition, each outstanding equity award that vests subject to the named executive officer’s continued service will automatically become vested and exercisable, as applicable, with respect to that number of shares that would have vested in the 12 month period following such termination had he or she remained employed during that period. After giving effect to the foregoing acceleration, each vested stock option and restricted stock unit then held by the named executive officer will remain exercisable for 12 months following the executive’s termination of service, or if earlier, the original expiration date of such option.

In the event that the named executive officer is terminated without “cause” or resigns for “good reason” within 12 months following a “change in control” of us (as such terms are defined in the Severance Plan), then in lieu of the foregoing, he or she will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 1.5 times his or her annual base salary, (ii) his or her target bonus for the fiscal year in which the termination occurs and (iii) any annual bonus earned for our prior fiscal year to the extent not yet paid. In addition, the named executive officer will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 18 months following the termination date and (y) the date that the named executive officer and his or her covered dependents become eligible for coverage under another employer’s plans. In addition, each outstanding equity award that vests subject to the named executive officer’s continued service will automatically become vested and exercisable in full, and any vested stock option and restricted stock unit held by the named executive officer after giving effect to the foregoing acceleration will remain exercisable for 12 months following the executive’s termination of service, or if earlier, the original expiration date of such option.

All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us, and his or her agreement to certain non-compete, non-solicitation and non-disparagement covenants and compliance with certain other provisions set forth in his or her offer letter or employment agreement and in the Severance Plan. The terms of the Severance Plan supersede all prior agreements with our named executive officers, including their respective individual offer letters and employment agreements, with respect to any severance payments and benefits, equity acceleration or post-termination exercise periods to which any such named executive officers may be entitled upon a termination of service or change in control of us. See also “—Compensation Discussion and Analysis—Post-Employment Compensation” for additional information.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on June 30, 2020, and the price per share of our Class A common stock is the closing price on the Nasdaq

2020 PROXY STATEMENT	|	61

                    EXECUTIVE COMPENSATION

Global Select Market as of June 30, 2020 ($57.77). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	UPON QUALIFYING TERMINATION— NO CHANGE IN CONTROL				UPON QUALIFYING TERMINATION— CHANGE IN CONTROL

NAME	CASH SEVERANCE ($)(1)	CONTINUATION OF MEDICAL BENEFITS ($)	VALUE OF ACCELERATED VESTING ($)(2)	TOTAL ($)	CASH SEVERANCE ($)(1)	CONTINUATION OF MEDICAL BENEFITS ($)	VALUE OF ACCELERATED VESTING ($)(2)	TOTAL ($)

JOHN FOLEY	$2,000,000	$35,445	$78,604,563	$80,640,008	$2,500,000	$53,167	$170,386,083	$172,939,250

JILL WOODWORTH	$1,500,000	$16,198	$48,959,026	$50,475,224	$1,875,000	$24,297	$110,189,998	$112,089,295

WILLIAM LYNCH	$2,000,000	$42,400	$90,448,591	$92,490,991	$2,500,000	$63,600	$183,308,800	$185,872,400

THOMAS CORTESE	$1,000,000	$35,445	$34,446,649	$35,482,094	$1,250,000	$53,167	$77,956,073	$79,259,240

HISAO KUSHI	$1,500,000	$42,400	$34,505,046	$36,047,446	$1,875,000	$63,600	$79,380,563	$81,319,163

(1)	The severance amount related to base salary was determined based on the base salaries in effect on June 30, 2020.

(2)

The value of accelerated vesting is calculated based on the per share closing price of our Class A common stock on the Nasdaq Global Select Mark as of June 30, 2020 ($57.77) less, if applicable, the exercise price of each outstanding stock option.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•	any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.

We believe that provisions of our restated certificate of incorporation, amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

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                    EXECUTIVE COMPENSATION

The limitation of liability and indemnification provisions in our restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors or executive officers, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

2020 PROXY STATEMENT	|	63

PELOTON INTERACTIVE, INC. EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of June 30, 2020 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING SECURITIES (#)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS ($)(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(#)

	(A)		(B)	(C)

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS(2)	67,434,973	(3)	$10.57	38,119,840	(4)

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	—		—	—

TOTAL	67,434,973		$10.57	38,119,840

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)	Includes our 2015 Stock Plan, or the 2015 Plan, and the 2019 Plan. Excludes purchase rights accruing under the 2019 Employee Stock Purchase Plan, or 2019 ESPP.

(3)

Includes 55,745,237 shares subject to outstanding awards granted under the 2015 Plan, of which 55,745,237 shares were subject to outstanding options, and 11,689,736 shares subject to outstanding awards granted under the 2019 Plan, of which 11,073,623 shares were subject to outstanding options and 616,113 shares were subject to outstanding RSU awards.

(4)

There are no shares of common stock available for issuance under our 2015 Plan, but that plan will continue to govern the terms of stock options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2019 Plan. In addition, the number of shares reserved for issuance under our 2019 Plan increased automatically by 14,401,955 shares on July 1, 2020 and will increase automatically on the first day of July of each of 2021 through 2029 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding June 30 or a lower number approved by our board of directors. As of June 30, 2020, there were 5,437,361 shares of Class A common stock available for issuance under the 2019 ESPP. The number of shares reserved for issuance under our 2019 ESPP increased automatically by 2,880,391 shares on July 1, 2020 and will increase automatically on the first day of July of each year during the term of the 2019 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding June 30 or a lower number approved by our board of directors.

64	|	2020 PROXY STATEMENT

PELOTON INTERACTIVE, INC. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since July 1, 2019, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

EMPLOYMENT ARRANGEMENT WITH AN IMMEDIATE FAMILY MEMBER OF OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Jill Foley, the wife of John Foley, our Chairman and Chief Executive Officer, is employed by us as the Vice President of Apparel. During fiscal 2020, Ms. Foley received an annual base salary of $240,000, in addition to equity and annual bonus compensation. For fiscal 2020, Ms. Foley’s compensation was based on reference to external market practice of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to the Chairman of our board of directors and Chief Executive Officer. Ms. Foley was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to the Chairman of our board of directors and Chief Executive Officer.

EMPLOYMENT ARRANGEMENT WITH AN IMMEDIATE FAMILY MEMBER OF ONE OF OUR OFFICERS

Kate Kushi, the daughter of Hisao Kushi, our Chief Legal Officer and Secretary, is employed by us as Assistant Brand Manager of Marketing. During fiscal 2020, Ms. Kushi received an annual base salary of $70,000 which was increased to $80,000 in April 2020, in addition to equity compensation. For fiscal 2020, Ms. Kushi’s compensation was based on reference to external market practice of similar positions of internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our Chief Legal Officer and Secretary. Ms. Kushi was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our Chief Legal Officer and Secretary.

INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers.

For more information regarding these agreements, see the section titled “Executive Compensation—Limitations on Liability and Indemnification Matters.”

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES

We have adopted a related-party transactions policy to comply with Section 404 of the Exchange Act under which our executive officers, directors, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter

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                    CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by our nominating, governance and corporate responsibility committee. Any request for us to enter into a transaction with a related party must first be presented to our compliance officer for review and to determine what approvals are required. Then, the compliance officer will refer to the audit committee any such transaction that the compliance officer determines should be considered for evaluation and approval by the audit committee. The audit committee will then convey the decision to the compliance officer, who will then convey the decision to the appropriate persons within the company. The compliance officer or chief financial officer will report to the audit committee at the next audit committee meeting any decision made under the related party transactions policy. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted promptly to the audit committee for determination of whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction and whether disciplinary action is appropriate.

66	|	2020 PROXY STATEMENT

PELOTON INTERACTIVE, INC. ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Our amended and restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Peloton Interactive, Inc., 125 West 25th Street, 11th Floor, New York, New York 10001, Attn: Secretary.

To be timely for our 2021 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on August 11, 2021 and not later than 5:00 p.m. Eastern Time on September 10, 2021. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our amended and restated bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 annual meeting of stockholders must be received by us not later than June 24, 2021 in order to be considered for inclusion in our proxy materials for that meeting.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the forms filed with the SEC and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in the fiscal year ended June 30, 2020, with the exception of a Form 4 that we filed one day late on behalf of Allen Klingsick, when he was appointed as our Principal Accounting Officer in April 2020.

AVAILABLE INFORMATION

We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2020, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Peloton Interactive, Inc.

125 West 25th Street, 11th Floor

New York, New York 10001

Attn: Chief Legal Officer and Secretary

The annual report is also available at https://investor.onepeloton.com under “SEC Filings” in the “Financials” section of our website.

ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner (you hold our common stock in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of stock certificates): visit www.astfinancial.com and log into your account to enroll.

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                    ADDITIONAL INFORMATION

Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.

Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call American Stock Transfer & Trust Company, LLC, our transfer agent, by phone at (800) 937-5449, by e-mail at help@astfinancial.com, or visit www.astfinancial.com with questions about electronic delivery.

“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Secretary at 125 West 25th Street, 11th Floor, New York, New York 10001, Attn: Secretary, telephone number (866) 679-9129.

Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

68	|	2020 PROXY STATEMENT

PELOTON INTERACTIVE, INC. OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

HISAO KUSHI

Chief Legal Officer and Secretary

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Together we go far

© Peloton 2012-2020, Peloton Interactive, Inc. All rights reserved.

PELOTON INTERACTIVE, INC. 125 WEST 25TH STREET, 11TH FLOOR NEW YORK, NEW YORK 10001 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/PTON2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D25322-P44749 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PELOTON INTERACTIVE, INC. The Board of Directors recommends you vote FOR all of the following nominees: 1. Election of Directors Nominees: 01) Erik Blachford 02) Howard Draft 03) Pamela Thomas-Graham For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2021. For Against Abstain The Board of Directors recommends you vote 3 YEARS on the following proposal: 3. Approval, on a non-binding advisory basis, of the frequency of future votes on the compensation of the named executive officers. 1 Year 2 Years 3 Years Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no such direction is made, this proxy will be voted FOR the election of the nominees for the board of directors listed in proposal 1, FOR proposal 2 and FOR 3 YEARS on proposal 3. If any other matters properly come before the meeting, the person named in this proxy will vote in his or her discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D25323-P44749 PELOTON INTERACTIVE, INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 9, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) John Foley, Hisao Kushi and Caitlin Johnston, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock and Class B Common Stock of Peloton Interactive, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 p.m., Eastern Time on Wednesday, December 9, 2020, virtually via live webcast at www.virtualshareholdermeeting.com/PTON2020, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND FOR 3 YEARS ON PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE